QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GFI GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GFI Group Inc.
55 Water Street
New York, New York 10041

April 21, 2009

To Our Stockholders:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of GFI Group Inc., to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281, on Thursday, June 11, 2009, at 10:00 A.M. Eastern Daylight Time.

        At the Annual Meeting, you will be asked to consider and vote upon (i) the election of two Class I directors; (ii) the ratification of the appointment of our independent auditors; (iii) the approval of an amendment of the Company's 2008 Equity Incentive Plan (the "2008 Plan") to (a) increase the number of shares available for the grant of awards under the 2008 Plan by 6,650,000 shares and (b) increase the maximum number of shares that may be granted as awards subject to performance goals under the 2008 Plan to any person in any one year by 1,000,000 shares; and (iv) such other business as may properly come before the Annual Meeting and any adjournment thereof. Whether or not you expect to attend the Annual Meeting, the Board asks that you please return your proxy by internet or telephone voting or if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope. Instructions for voting via all three methods are set forth in the proxy materials. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

        On behalf of the Board of Directors and the management of GFI Group Inc., I would like to thank you for your continued support.

Sincerely,

Michael Gooch
Chairman and Chief Executive Officer

GFI Group Inc.
55 Water Street
New York, New York 10041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2009

To the Stockholders of
GFI Group Inc.:

        The 2009 Annual Meeting of Stockholders (the "Annual Meeting") of GFI Group Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 11, 2009, at 10:00 a.m. Eastern Daylight Time, at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281. If you attend the Annual Meeting in person, you will need to present proper photo identification at the door. If you beneficially hold the Company's common stock, par value $.01 per share, (the "Common Stock"), you will also need to present an account statement showing your ownership of the Company's Common Stock.

        At the Annual Meeting you will be asked to consider and vote on:

  1.
  the election of two Class I directors to serve for a three year term until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  the ratification of the appointment of the Company's independent auditor;

  3.
  the approval of an amendment to the GFI Group Inc. 2008 Equity Incentive Plan (the "2008 Plan") to (i) increase the number of shares available for the grant of awards under the 2008 Plan by 6,650,000 shares and (ii) increase the maximum number of shares that may be granted as awards subject to performance goals under the 2008 Plan to any person in any one year by 1,000,000 shares; and

  4.
  the transaction of such other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

        Holders of record of Common Stock at the close of business on April 13, 2009, will be entitled to notice of, and to vote on, all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

Scott Pintoff
General Counsel and Corporate Secretary

April 21, 2009

        Stockholders are cordially invited to attend the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please return your proxy via telephone or internet voting, or if you received your proxy materials by mail, please mark, sign and return the proxy card included with the proxy materials prior to the Annual Meeting to ensure that your shares of Common Stock will be represented. Please refer to the Notice or other voting instructions included with these proxy materials in order to vote via the internet or by telephone. You may nevertheless vote in person if you attend the Annual Meeting.

GFI Group Inc.
55 Water Street
New York, New York 10041

PROXY STATEMENT
Annual Meeting of Stockholders
June 11, 2009

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock, par value $.01 per share, of GFI Group Inc. (the "Common Stock") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2009 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281, on Thursday, June 11, 2009, at 10:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof. Please note that in this Proxy Statement, the "Company", "GFI" and "we", "our", "us" and similar words refer to GFI Group Inc. and its subsidiaries.

        Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and any associated materials available to stockholders via the internet. On April 21, 2009, we mailed a notice (the "Notice") containing instructions on how to access this Proxy Statement online to holders of Common Stock on April 13, 2009 (the "Record Date"). If you received the Notice by mail, you will not receive a printed copy of this Proxy Statement in the mail. Instead, the Notice contains instructions on how you can access and review all the information contained in the Proxy Statement. The Notice also contains instructions on how you may submit your proxy via the internet or telephone. If you received a Notice by mail and would like to receive a printed copy of this Proxy Statement and any associated proxy materials, you should follow the instructions for requesting such materials that were included in the Notice.

        At the Annual Meeting you will be asked to consider and vote on (i) the election of two Class I directors; (ii) the ratification of the appointment of our independent auditors; (iii) the approval of an amendment of the Company's 2008 Equity Incentive Plan (the "2008 Plan") to (a) increase the number of shares available for the grant of awards under the 2008 Plan by 6,650,000 shares and (b) increase the maximum number of shares that may be granted as awards subject to performance goals under the 2008 Plan to any person in any one year by 1,000,000 shares; and (iv) such other business as may properly come before the Annual Meeting and any adjournment thereof.

        A proxy card may be revoked by a stockholder prior to its exercise in any of the following three ways: (1) by written notice to the Secretary of the Company; (2) by submission of another proxy bearing a later date via the mail, internet or telephone; or (3) by voting in person at the Annual Meeting (assuming you are a stockholder of record or a beneficial owner who has obtained a "legal proxy" from your nominee to vote your shares at the Annual Meeting). Revocation by notice to the Secretary of the Company, or by submission of a later proxy, will not affect a vote on any matter that is taken by the Company prior to the receipt of the notice or later proxy. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the appointment. If not properly revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the stockholder. If no instructions are indicated, the proxy will be voted "FOR" the Class I directors described in this Proxy Statement, "FOR" the ratification of the appointment of the Company's independent auditor, "FOR" the amendment to the 2008 Plan and, as to any other matter of business that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy voting on your behalf on the matter.

        This solicitation is being made by the Company. All expenses incurred by the Company in connection with this solicitation will be borne by the Company. Directors, officers and other employees of the Company also may solicit proxies, without additional compensation, by telephone, in person or otherwise. The Company also requests that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.

VOTING SECURITIES

        Holders of record of Common Stock at the close of business on April 13, 2009, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote.

        On April 13, 2009, there were 117,748,758 shares of Common Stock outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. Abstentions and "broker non-votes" (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining whether there is a quorum.

        The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes.

        The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the ratification of the appointment of the Company's independent auditor, the amendment to the 2008 Plan and for any other proposals that may be properly brought before the Annual Meeting. An abstention with respect to any other such proposal will have the practical effect of a negative vote as to that proposal. In the event of a broker non-vote with respect to any such proposal coming before the Annual Meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of Common Stock of which a majority is required for adoption. This will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares of Common Stock from which a majority is calculated.

I. ELECTION OF DIRECTORS

        Article SEVENTH of the Company's Second Amended and Restated Certificate of Incorporation (as so amended and restated, the "Certificate of Incorporation") provides that the Board shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The Board has currently set the number of directors at six, with two directors in each class. The terms of the current Class I directors will expire at the Annual Meeting, the term of the Class II directors will expire at the annual meeting of stockholders to be held in 2010 and the term of the Class III directors will expire at the annual meeting of stockholders to be held in 2011. Under Article SEVENTH, the successors of the class of directors whose term expires at the Annual Meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, or until their resignation, removal or until their successors are duly elected and qualified.

        At the Annual Meeting, two Class I directors will be elected to hold office for a three-year term until the annual meeting of stockholders to be held in 2012 or until their successors are elected and qualified. The Board, based on the recommendation of the Board Credentialing Committee, has nominated Geoffrey Kalish and Frank Fanzilli, Jr. as Class I directors of the Company and recommends a vote "FOR" the election of each nominee. Mr. Kalish is currently serving as a Class I director of the Company and Mr. Fanzilli will fill the vacancy left by Mr. John MacDonald when he resigned from the Board in July of 2008. Mr. Fanzilli was identified by a professional search firm retained by the Board Credentialing Committee during 2008 in order to assist the Committee in identifying qualified candidates.

        The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Each of the nominees has consented to serve, if elected, and the Board has no reason to believe that the nominees will be unable to accept a directorship, but if such contingency should arise, it is the intention of the proxies named in the proxy card to vote for such person or persons as the Board may recommend.

The Board recommends a vote "FOR" the election of each nominee.

        Certain information with respect to the nominees for election as directors proposed by the Board and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below.

Name	Age	Position(s)
Frank Fanzilli, Jr.(A)	51	Nominee for Director
Geoffrey Kalish(A)(1)(2)(4)	45	Lead Non-Executive Director; Chair of the Risk Policy Committee
Colin Heffron(B)(4)	46	President and Director
John Ward(B)(1)(2)(3)	66	Director; Chair of the Compensation Committee; Co-Chair of the Board Credentialing Committee
Marisa Cassoni(C)(2)(3)(4)	57	Director; Chair of the Audit Committee; Co-Chair of the Board Credentialing Committee
Michael Gooch(C)	50	Chairman of the Board and Chief Executive Officer

(A)
Denotes Class I Director with term to expire in 2009, except in the case of Mr. Fanzilli who is a nominee for election at the 2009 meeting.

(B)
Denotes Class II Director with term to expire in 2010.

(C)
Denotes Class III Director with term to expire in 2011.

(1)
Current member of the Compensation Committee.

(2)
Current member of the Audit Committee.

(3)
Current member of the Board Credentialing Committee.

(4)
Current member of the Risk Policy Committee

NOMINEES FOR ELECTION: CLASS I DIRECTORS

        Geoffrey Kalish, Lead Non-Executive Director, joined our Board in April 2000. Mr. Kalish is a founder and Senior Principal of Aquiline Capital Partners LLC and has held such position since August 2005. Mr. Kalish was also a founding partner of Venturion Capital LLC and has been a managing director at Venturion since May 1998. Both Aquiline and Venturion are private equity firms that invest exclusively in financial services companies around the world. Prior to founding Venturion, Mr. Kalish worked for Smith Barney, Drexel Burnham Lambert, Kidder Peabody and Westpac Bank in a variety of proprietary trading and corporate finance positions. Mr. Kalish has previously served as a director of numerous companies in the United States and Europe.

        Frank Fanzilli, Jr., Nominee for Director, was a Managing Director and the Chief Information Officer of Credit Suisse First Boston from 1996 to 2002. From 1984 until 1996, Mr. Fanzilli held various positions at Credit Suisse First Boston and, prior to that, at International Business Machines Corporation. Mr. Fanzilli was a non-executive director of InterWoven Inc. from 2002 until the company's acquisition in 2009. At InterWoven, Mr. Fanzilli served at various times as chairman of the board, chairman of its strategy committee and as a member of its compensation committee, nominating and governance committee and audit committee. Mr. Fanzilli is a non-executive director of CommVault Systems, Inc. and is a member of its compensation committee. Mr. Fanzilli was also formerly a non-executive director at PeopleSoft Inc. and Avaya, Inc.

CLASS II DIRECTORS

        Colin Heffron, Director, joined our Board in November 2001 and has been our President since February 2004. Mr. Heffron is responsible for all of our brokerage operations and our trading system software, data and analytics businesses. Mr. Heffron joined our Company in our New York office in 1988 as a broker of foreign currency options before moving to London to assist in the establishment of our London office. From 1991 until 1994, Mr. Heffron headed our global currency options business. From 1994 until 1997, Mr. Heffron ran the day-to-day operations of all of our U.K. businesses. From 1998 until February 2004, Mr. Heffron was head of all of our operations in the U.K. and joint-head of our Asian operations.

        John Ward, Director, joined our Board in April 2004. Mr. Ward has been a principal of Transition International, Inc., an independent consulting firm, since its formation in 1992. He joined the board of Fenics Limited in 1999 and served as a board member until our acquisition of Fenics in 2001. Mr. Ward was also a director of Ameritrade Holdings Corporation from 1997 until 2002 and served as chairman of its compensation committee until 2001. He was also a director of AHL Services Inc. from 2000 until 2003 and was formerly Chairman of the Merrill Lynch International Banking Group.

CLASS III DIRECTORS

        Michael Gooch has been our Chairman of the Board and Chief Executive Officer since he founded our business in 1987. Prior to founding our Company, Mr. Gooch worked for the Refco Group, Bierbaum Martin, Harlow Meyer Savage, Citibank and Tullet & Riley. Mr. Gooch is also the President and majority stockholder of Jersey Partners Inc., the Company's largest stockholder.

        Marisa Cassoni, Director, joined our Board in January 2005. Ms. Cassoni is the Finance Director of the John Lewis Partnership and has held such position since June of 2006. From 2001 until 2005, Ms. Cassoni was the Group Finance Director of Royal Mail plc., a postal services company wholly-owned by the U.K. government. Ms. Cassoni had previously been Group Finance Director at Britannic Assurance plc from 1998 to 2001. From 1987 to 1998, she was an employee of the Prudential Corporation, becoming Group Finance Director of Prudential's U.K. Division in 1994. Ms. Cassoni qualified as a Chartered Accountant while at Deloitte where she was employed from 1975 to 1986, becoming a Corporate Finance Manager in 1984. Ms. Cassoni is a non-executive director of WSP Group plc, a U.K. quoted company, and chairs its audit committee and is a member of its remuneration committee and nomination committee. Ms. Cassoni has also been a non-executive director of Severn Trent plc, a U.K. quoted utility company, from 2001 until 2006, during which she served as a member of its nomination, remuneration and audit committees. Ms. Cassoni is a member of the U.K. Accounting Standards Board and is a governor of the Peabody Trust.

 MATTERS RELATING TO CORPORATE GOVERNANCE, THE BOARD AND BOARD COMMITTEES

INDEPENDENCE OF DIRECTORS

        The Board has determined that each of the Company's directors (including Mr. Fanzilli, nominee for director), other than Messrs. Gooch and Heffron, qualify as an "independent director" in accordance with the listing requirements of the NASDAQ Stock Market ("NASDAQ"). The NASDAQ independence definition consists of a series of objective tests, including that the director or the nominee for director is not an officer or employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by NASDAQ marketplace rules, the Board has made a subjective determination with respect to each independent director and Mr. Fanzilli that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of that director. In making these determinations, the Company has gathered and reviewed information provided by the individual directors and the Company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

        There is no family relationship between any director, executive officer or any person nominated to become a director of the Company.

STOCKHOLDER COMMUNICATIONS

        The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to one or more members of the Board by writing to such director(s) or to the whole Board in care of the Corporate Secretary, GFI Group Inc., 55 Water Street, 28th Floor, New York, New York 10041. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

BOARD MEETINGS

        The Board held thirteen meetings during fiscal 2008. During fiscal 2008, each current director attended 75% or more of the aggregate number of meetings of the Board and the Board Committees on which he or she served that were held during such director's period of service.

        The Company's independent, non-executive directors have met in regularly scheduled executive sessions without management during fiscal 2008.

ATTENDANCE AT ANNUAL MEETINGS

        The Board believes that it is important for its members to attend the Company's annual meetings of stockholders and therefore the Board has adopted a policy encouraging all directors to attend annual meetings. All members of the Board attended the Company's 2008 Annual Meeting.

BOARD COMMITTEES

        The Board has established four committees; the Audit Committee, the Compensation Committee, the Board Credentialing Committee and the Risk Policy Committee (the "Board Committees") that, with the exception of the Risk Policy Committee, consist solely of independent members of the Board. Mr. Heffron, our President, is a member of the Risk Policy Committee. The composition, purpose and responsibilities of each Board Committee are set forth below.

        Audit Committee.    The Audit Committee assists our Board in its oversight of our internal accounting controls and audit processes and our independent auditors. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent auditors and approval of any significant non-audit relationship with our independent auditors. The Audit Committee is also responsible for preparing reports required by the rules promulgated by the SEC to be included in our proxy statements relating to annual meetings of stockholders. The Audit Committee is currently comprised of Marisa Cassoni, as Chair, Geoffrey Kalish, and John Ward. The Board has determined that each member of the Audit Committee is an "independent director" as defined in the NASDAQ Maketplace Rules and that each meets the independence requirements contained in the rules promulgated under the Exchange Act. In addition, the Board has determined that each of Ms. Cassoni and Mr. Kalish meet the NASDAQ standards of financial sophistication and the SEC's criteria of an "audit committee financial expert". The Audit Committee held twelve meetings during fiscal 2008. The Audit Committee Report begins on page 41 of this Proxy Statement. The Audit Committee has a charter, a copy of which is available on our website at www.gfigroup.com.

        Compensation Committee.    The Compensation Committee assists our Board in its oversight of executive compensation, determines goals and objectives relevant to compensation and, based on input submitted by management, recommends to our Board compensation levels for our Board members and our executive officers that correspond to our goals and objectives. In addition, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates the performance of the Chief Executive Officer and recommends to the full Board for its determination the compensation of the Chief Executive Officer. The Compensation Committee also makes recommendations to the Board regarding incentive compensation plans and equity compensation plans. The Compensation Committee reviews and discusses with management the disclosure regarding executive compensation to be included in our proxy statements and issues a report containing its recommendation regarding the inclusion of the Company's Compensation Discussion and Analysis. The Compensation Committee Report begins on page 24 of this Proxy Statement. The Compensation Committee is comprised of John Ward, as Chair, and Geoffrey Kalish. The Board has determined that each of Mr. Ward and Mr. Kalish is an "independent director" as defined in the NASDAQ Marketplace Rules and satisfies the independence requirements contained in the rules promulgated under the Exchange Act. The Compensation Committee held five meetings during fiscal 2008. The Compensation Committee has a charter, a copy of which is available on our website at www.gfigroup.com.

        Board Credentialing Committee.    The Board Credentialing Committee is responsible for considering and recommending individuals to our Board to be nominated as directors and Board Committee members. Consideration of new Board candidates involves internal discussions, a review of a potential candidate's qualifications, including the extent of the individual's experience in business, education or his or her ability to bring a desired range of skills, perspectives and experience to the Board and interviews with selected candidates. The Board Credentialing Committee will consider qualified director candidates identified by its members, by other members of the Board, by senior management and by stockholders. In addition, the Board Credentialing Committee may retain the services of outside search firms in order to identify potential candidates. A stockholder wishing to submit a proposal for a director candidate should follow the instructions set forth in the section below entitled "Submission of Stockholder Proposals for the 2010 Annual Meeting." If properly submitted, the Board Credentialing Committee will evaluate any director candidate nominated by a stockholder in the same manner as any other director candidate.

        The Board Credentialing Committee's responsibilities also include evaluating the performance of our Board. The Board Credentialing Committee is comprised of Marisa Cassoni and John Ward. The Board has determined that each of Ms. Cassoni and Mr. Ward is an "independent director" as defined in the NASDAQ Marketplace Rules and that each meets the independence requirements contained in the rules promulgated under the Exchange Act. The Board Credentialing Committee held seven meetings during fiscal 2008. The Board Credentialing Committee has a charter, a copy of which is available on our website at www.gfigroup.com.

        Risk Policy Committee.    The Risk Policy Committee assists our Board in setting policies and overseeing the management of our principal operational and business risks. The Risk Policy Committee reviews and recommends policies and procedures to the Board for the effective identification, measurement, monitoring and controlling of the Company's credit, market, operational, investment, balance sheet and liquidity risks. The Risk Policy Committee is comprised of Geoffrey Kalish, as Chair, Marisa Cassoni and Colin Heffron. The Risk Policy Committee held four meetings during fiscal 2008.

        Special Committee.    In addition to the standing Board Committees discussed above, during 2008, the Board formed a special committee comprised of Marisa Cassoni and John Ward, each a non-employee independent director, to evaluate certain potential strategic transactions for the Company. The special committee was formed in May of 2008 and was dissolved in September of 2008, following the Company's termination of its discussions regarding the potential strategic transactions.

        The Board and each of the Board Committees conducted a self-evaluation. Accordingly, each Board Committee compared its performance with the provisions of its charter, set forth its objectives for the upcoming year and if the Board Committee deemed it necessary or appropriate, recommended changes to the Board. Each Board Committee reported the results of its evaluation to the Board. Furthermore, the Board evaluated itself and its Board Committees to determine whether they are functioning effectively and to determine whether any modifications were necessary.

CODE OF ETHICS

        The Board has adopted a "Code of Business Conduct and Ethics for All Employees" and a "Code of Business Conduct and Ethics for Senior Financial Officers" that applies to the Company's Chief Executive Officer and Chief Financial Officer and other senior employees of the Company's finance department. Copies of these codes are available on the Company's website at www.gfigroup.com. Any amendment or waiver of any provision of these codes for executive officers and directors may only be granted by the Board and any such amendment or waiver of the codes relating to such individuals will be disclosed by the Company on its website at www.gfigroup.com.

        Additional information relating to corporate governance of the Company is also available on our website, including information concerning our directors, Board Committees, including the charters for each of our Board Committees and our compliance procedures for accounting and auditing matters.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as the Company's independent auditors for the fiscal year ending December 31, 2009. Deloitte also served as the Company's independent auditors for the previous fiscal year. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement should they so desire.

        The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for ratification of the appointment of Deloitte as the Company's independent auditors. Although ratification is not required by the Company's organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by stockholders is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The Board unanimously recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2009.

FEES PAID TO INDEPENDENT AUDITORS

        The following table summarizes the aggregate fees billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during the years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees(a)	$2,284,929	$2,804,664
Audit Related Fees	—	—
Tax Fees	103,273	119,887
All Other Fees	—	—
Total	$2,388,202	$2,924,551

    (a)
    Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our consolidated financial statements, the review of our quarterly financial statements, the audit of management's report on the effectiveness of our internal controls over financial reporting, statutory and regulatory audits, consents and other services related to SEC matters.

        In considering the nature of the services provided by Deloitte, our Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee specifically approved the appointment of Deloitte to be our independent auditors for the year ended December 31, 2008. Deloitte was also approved to perform reviews, pursuant to Statement of Auditing Standards No. 100, of our quarterly financial reports within the year ended December 31, 2008 and certain other audit related services, such as accounting consultations. The Audit Committee is required to approve all audit and non-audit services provided by the Company's independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Audit Committee.

 III. APPROVAL OF AN AMENDMENT TO THE GFI GROUP INC. 2008 EQUITY INCENTIVE PLAN

        The Board of Directors has approved an amendment (the "Plan Amendment") to the 2008 Plan to (i) increase the shares available for the grant of Awards under the 2008 Plan to 14.9 million shares plus the number of Shares subject to Awards under the Company's 2004 Equity Incentive Plan (the "2004 Plan") that are ultimately not delivered to employees and (ii) increase the maximum number of shares that may be granted as Awards subject to Performance Goals to any person in any one year to 2,000,000 shares. The Plan Amendment is subject to stockholder approval. Prior to the Plan Amendment, the maximum number of Shares available for the grant of Awards under the 2008 Plan was the sum of 8.25 million plus the number of Shares subject to Awards under the 2004 Plan that are ultimately not delivered to employees and the maximum number of shares that could be granted as Awards subject to Performance Goals to any person in any one year was 1,000,000 shares.

        As of April 1, 2009, the Company had granted Awards totaling approximately 7.0 million Shares under the 2008 Plan and had approximately 2.1 million shares remaining available for the grant of Awards after adding back shares that were not ultimately delivered under the 2004 Plan. Following the adoption of the 2008 Plan at the Company's 2008 annual meeting, the Company's stock price has significantly declined. As a result, during the second-half of 2008 and the first quarter of 2009, the Company issued a greater number of Shares subject to Awards than it had anticipated when it established the 2008 Plan. The Company continues to believe that long-term equity incentive compensation serves to, among other things, increase our employees' and Board members' interest in our success and enables the Company to attract and retain qualified personnel. Therefore, the Board approved the Plan Amendment in order to have sufficient shares available under the 2008 Plan to permit the continued granting of equity incentive compensation to employees, officers, consultants, advisors and directors. Please refer to the "Compensation Discussion and Analysis," herein for a comprehensive discussion of our compensation objectives, including the use of long-term equity incentive compensation.

        The following is a summary of the Plan Amendment and certain principal features of the 2008 Plan, as amended. This summary is qualified in its entirety by reference to the complete text of the Plan Amendment, which is attached to this Proxy Statement as Appendix A and the complete text of the 2008 Plan, which was filed with the Company's proxy statement for its 2008 annual meeting. Throughout this summary and unless the context otherwise requires, words commencing with a capital letter but not defined herein shall have the meanings ascribed to them in the 2008 Plan or the Plan Amendment. Stockholders are urged to read the actual text of the 2008 Plan and the Plan Amendment in their entirety. The key terms and provisions of the 2008 Plan, including eligibility for participation and the types of awards that may be granted under the 2008 Plan, are unchanged by the Plan Amendment. The primary purpose of adopting the Plan Amendment and submitting it for stockholder approval is to increase the number of shares reserved by the Company for equity incentive grants to employees of the Company.

PURPOSE OF THE 2008 PLAN

        The purpose of the 2008 Plan is to further the growth and profitability of the Company by granting long-term incentives and encouraging share ownership on the part of the employees, Board members and independent contractors of the Company. The 2008 Plan permits the grant of awards that constitute incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards.

ADMINISTRATION

        The 2008 Plan is administered by the Compensation Committee of the Board. References to the Compensation Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor committee to administer the 2008 Plan. Each current member of the Compensation Committee qualifies as a "non-employee director" as defined under Rule 16b-3 under the Exchange Act, an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and an "independent director" under the NASDAQ rules, as applicable, and it is intended that any new members appointed to the Compensation Committee will meet the same qualifications. Subject to the terms of the 2008 Plan, the Compensation Committee is authorized to select persons eligible to receive Awards and to determine the form, amount, timing and other terms of the awards to be granted. The Compensation Committee may delegate to one or more members of the Board or to officers of the Company its authorities regarding awards to individuals not subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Compensation Committee is authorized to interpret the 2008 Plan and any award agreements issued under the 2008 Plan, to adopt such rules and procedures as it may deem necessary or advisable for the administration of the 2008 Plan and to make all other decisions and determinations required pursuant to the 2008 Plan or any award agreement or as the Compensation Committee deems necessary or advisable to administer the 2008 Plan. The Compensation Committee's determinations under the 2008 Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

        The Compensation Committee may make awards that are subject to the achievement of performance goals during a performance period, each as may be determined by the Compensation Committee and specified in the relevant award agreement. The performance goals may be based on such factors including but not limited to: (a) revenue, (b) earnings per share, (c) income before cumulative effect of accounting charges, (d) net income, (e) return on assets, (f) return on equity, (g) return on capital employed, (h) total stockholder return, (i) market valuation, (j) stock price, (k) cash flow, (l) completion of acquisitions, (m) business expansion and (n) product diversification. The foregoing criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting charges; effects of currency fluctuations; effects of financial activities (e.g. effect on earnings per share of issuing convertible debt securities); expenses for restructuring new business initiatives; non-operating items; acquisition expenses; and effects of divestures. Any such performance criterion or combination of such criteria may apply to a recipient's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify.

        The Compensation Committee has the authority to adjust the performance goals and/or performance period in such manner as the Compensation Committee, in its sole discretion, deems appropriate at any time and from time to time, unless such adjustment causes an award to no longer qualify as performance-based compensation under Code Section 162(m).

SHARES AVAILABLE FOR AWARDS

        Subject to adjustment as described below under the heading "Changes in Capital Structure", the maximum number of Shares that will be available for the grant of Awards under the 2008 Plan, assuming that the Plan Amendment is approved by our Stockholders, will be the sum of (a) 14.9 million Shares, plus (b) the number of Shares subject to awards granted under the Company's 2004 Equity Incentive Plan that are ultimately not delivered to employees.

        The Shares awarded or acquired upon the exercise of awards under the 2008 Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as Treasury Shares, or any combination thereof. To the extent that Shares subject to an outstanding award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes of (iii) the settlement of all or a portion of such award in cash, then such Shares shall again be available for issuance under the 2008 Plan. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries or affiliates will not be counted against the Shares available for issuance under the 2008 Plan.

        The closing price of the Shares on April 1, 2009 was $3.46.

TERM OF THE PLAN

        Unless earlier terminated by the Board, as described below under the heading "Amendment and Termination", the 2008 Plan will terminate ten years after adoption by the Board, and no further Awards may be granted under the 2008 Plan after that date. The termination (or early termination) of the 2008 Plan will not affect any Awards granted prior to the termination (or early termination) of the 2008 Plan.

ELIGIBILITY

        The persons eligible to receive Awards under the 2008 Plan are the directors, employees and independent contractors of the Company and any of its subsidiaries and affiliates who are designated by the Compensation Committee. As of March 31, 2009, there were 5 directors and approximately 1,700 employees of the Company and its subsidiaries who were eligible to receive Awards under the 2008 Plan. Persons receiving Awards will enter into individual Award Agreements with the Company that contain the terms and conditions of the Award established by the Compensation Committee.

STOCK OPTIONS

        The Compensation Committee is authorized to grant options to acquire Shares, including both incentive stock options under Section 422 of the Code ("ISOs"), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options ("NQSOs"). The exercise price per Share subject to an option is determined by the Compensation Committee, but must not be less than 100% of the fair market value of a Share on the date of grant; provided, however, that with respect to a recipient who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price per share subject to an ISO shall not be less than 110% of the fair market value of a Share on the date of grant. For purposes of the 2008 Plan, the term "fair market value" of a Share shall mean, except as otherwise specified in a particular Award Agreement, (a) while the Shares are traded on an established national or regional securities exchange, the last reported sales price transaction price of such Shares as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if the "fair market value" cannot be determined under clause (a) or clause (b) above, or if the Compensation Committee determines in its sole discretion that the Shares are too thinly traded for "fair market value" to be determined pursuant to clause (a) or clause (b), the value as determined by the Compensation Committee, in its sole discretion, on a good faith basis.

        The maximum term of each option and the times at which each option will be exercisable will be established by the Compensation Committee in the individual Award Agreements, except that no ISO may have a term exceeding ten years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company may have a term exceeding five years. Options may be exercised by payment of the exercise price in cash or, in the discretion of the Compensation Committee, either (i) by tendering previously acquired Shares having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the Shares with respect to which the Option is to be exercised, or (ii) by any other means that the Compensation Committee, in its sole discretion, determines to both provide legal consideration for the Shares and to be consistent with the purposes of the 2008 Plan.

        ISOs are not transferable, except by will or the laws of descent, and the Compensation Committee may impose additional restrictions on Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities law, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws. Subject to adjustment as described below under the heading "Changes in Capital Structure", the maximum number of Shares with respect to which Options and SARs (as described below) may be granted during any year to any person may not exceed 1,000,000 Shares.

STOCK APPRECIATION RIGHTS

        The Compensation Committee is authorized to grant stock appreciation rights ("SARs") entitling the recipient to receive the amount by which the fair market value of a Share on the date of exercise exceeds the base price of the SAR. The base price of an SAR is determined by the Compensation Committee but cannot be less than 100% of the fair market value of a Share on the date of grant. SARs may be granted by themselves or in tandem with grants of options. The term of each SAR (and the times at which each SAR will be exercisable are established by the Compensation Committee in the individual award agreements, except that no SAR can be exercised more than ten years from the date of grant or, in the case of an SAR granted in tandem with an option, after the term of the related option. SARs may be exercised by (i) delivery of a written notice of exercise, (ii) in the case of a tandem SAR, by surrendering any options which would be canceled by reason of the exercise of such SAR, or (iii) by executing such documents as the Company may reasonably request. Payment in respect of SARs will be made, as determined by the Compensation Committee in its discretion, in cash, Shares with a fair market value equal to the amount of the payment, or a combination thereof, as set forth in the individual Award Agreement.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        The Compensation Committee is authorized to grant awards of restricted stock and restricted stock units ("RSUs"). A grant of restricted stock is an award of Shares that may be forfeited back to the Company if certain requirements are not met, such as continued employment for a specified period of time. Further, the shares may not be sold or disposed of prior to the end of a restricted period specified by the Compensation Committee. The Compensation Committee may set additional restrictions on restricted stock as it may deem advisable or appropriate in the individual Award Agreements. A Participant who has been granted restricted stock generally has the right to vote the Shares, unless otherwise determined by the Compensation Committee. During the restricted period, Participants holding Shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise determined by the Compensation Committee, however, dividends and other distributions with respect to restricted stock that are paid in Shares will be held by the Company subject to the same restrictions that apply to the restricted Shares.

        RSUs are similar to restricted shares except that no Shares are actually awarded to the Participant on the date of grant. Instead, Shares are delivered to the Participant upon satisfaction of all applicable terms and conditions specified in the Award. A holder of an RSU does not have voting rights or any entitlement to dividends or other distributions until the Shares are delivered in the future upon the completion of the restricted period. The Compensation Committee may, however, in its sole discretion, grant "dividend equivalent rights" to the holder of an RSU, which shall represent a right to receive during the period the right is outstanding and on the terms set forth in the Award Agreement, any dividends paid or declared on a specific number of Shares.

OTHER STOCK AWARDS

        The Compensation Committee is authorized to grant other types of Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Shares on such terms and conditions as may be established by the Compensation Committee in the relevant Award Agreement.

REPRICING

        The 2008 Plan prohibits the substitution or exchange of an Award or the amendment of an Award that would result in the reduction of the exercise price of an Option, Base Price of an SAR or the purchase price of Shares under any other Award to an amount less than the fair market value of a Share at the date of grant of that Award.

TAX WITHHOLDING; OTHER TERMS OF AWARDS

        The Compensation Committee or the Board may condition any payment relating to an Award on the deduction and withholding of, or the requirement that a Participant remit to the Company, an amount sufficient to satisfy any federal, state, local or foreign taxes of any kind which the Compensation Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof). The Compensation Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or a part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a fair market value equal to the minimum amount required to be withheld. Awards granted under the 2008 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that a Participant may, unless otherwise specified in a particular Award Agreement, transfer, without consideration, Awards other than ISOs to such Participant's "immediate family" as defined in the 2008 Plan.

CHANGES IN CAPITAL STRUCTURE

        The Board may equitably adjust outstanding Awards and the number of Shares available under the 2008 Plan in the event any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change-in-control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a "Corporate Event") affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2008 Plan.

        If the Company enters into or is involved in any Corporate Event, the Board may take such action as it deems appropriate to substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. The Company may also cancel a Participant's Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant's Awards, an amount equal to the equivalent value of such Award (determined in the sole, good faith discretion of the Compensation Committee).

AMENDMENT AND TERMINATION

        The Board may amend, suspend, or terminate the 2008 Plan or any part thereof, at any time and for any reason, subject to stockholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code and applicable NASDAQ rules. In addition, the Board may amend the 2008 Plan and any Award Agreement, including, without limitation, retroactive amendments, without stockholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code.

FEDERAL INCOME TAX CONSIDERATIONS

        The following is a brief description of the federal income tax consequences generally arising with respect to Awards of Options under the 2008 Plan.

        The grant of an Option gives rise to no tax consequences for the Participant or the Company. The exercise of an Option has different tax consequences depending on whether the Option is an ISO or an NQSO. Upon exercise of an ISO, the Participant recognizes no income for regular income tax purposes, but the Option spread is taken into account in computing liability for the alternative minimum tax. Upon exercise of an NQSO, the Participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the Shares acquired on exercise of the Option over the exercise price.

        The disposition of Shares acquired upon exercise of an Option may have different tax consequences depending on whether the Option is an ISO or an NQSO and the timing of the disposition. Upon the disposition of Shares acquired upon exercise of an ISO before the Participant has held those Shares for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "ISO holding periods"), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those Shares over the exercise price. Upon a disposition of Shares acquired upon the exercise of an NQSO or upon exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price of such Shares and the Participant's tax basis in the Shares. That gain or loss will be long-term if the Shares have been held for more than one year as of the date of disposition. The Participant's tax basis in the Shares generally will be equal to the exercise price of the Option plus the amount of any ordinary income recognized in connection with the Option.

        Section 409A of the Code provides that participants in certain "deferred compensation" arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered "deferred compensation" for purposes of Section 409A unless certain requirements are met. The Company expects that Options granted under the 2008 Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

        The Company generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with an Option. The Company is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the Participant holds the Shares for the requisite ISO holding periods prior to disposing of the Shares.

        Section 162(m) of the Code generally disallows a public company's tax deduction for compensation in excess of $1,000,000 paid in any taxable year to the Company's chief executive officer or any of its other four highest compensated officers (a "covered employee"). Compensation that qualifies as

"performance-based compensation", however, is excluded from the $1,000,000 deductibility cap. The Company intends that Options and certain other Awards granted to employees whom the Compensation Committee expects to be "covered employees" at the time a deduction arises in connection with the Awards qualify as "performance-based compensation" such that deductions with respect to Options and such other Awards will not be subject to the $1,000,000 cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that options or other Awards under the 2008 Plan will qualify as "performance based compensation" such that deductions are not limited by Section 162(m) of the Code.

        Awards made under the 2008 Plan may provide for accelerated vesting and/or accelerated payment in the event of a change-in-control of the Company. If there is a change-in-control of the Company, amounts paid under the 2008 Plan may be characterized as "parachute payments" under Section 280G of the Code. An employee who is an officer, director or highly-compensated individual with respect to the Company will be subject to a 20% excise tax on any "excess parachute payment" pursuant to Code Section 4999 and the Company will be denied a deduction with respect to such excess parachute payment pursuant to Code Section 280G. An employee is generally deemed to have received a "parachute payment" if such employee receives compensation that (1) is contingent upon a change in the ownership or control of the Company and (2) exceeds, in the aggregate, an amount equal to three times the employee's "base amount". The "base amount" is generally the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An "excess parachute payment" with respect to any employee is the excess of the total parachute payments to such person over such person's base amount.

        The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2008 Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2008 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2008 Plan should consult a tax adviser as to the tax consequences of participation.

PLAN BENEFITS

        The Company believes that Awards granted under the 2008 Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Since the 2008 Plan is a discretionary plan, the persons to whom Awards may be made and the amount of benefits that will be received or allocated under the 2008 Plan in the future are not determinable. If the 2008 Plan had been in effect for all of 2008, we believe the Awards made under the 2008 Plan would have been materially similar to those granted under the 2004 Plan. The following table sets forth the Awards that were granted in 2008 under both the 2004 Plan (prior to June 2008) and the 2008 Plan (following June 11, 2008). The Dollar Value was calculated using the closing price of the Company's Common Stock on December 31, 2008:

PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
Michael Gooch, Chief Executive Officer	$115,475	32,620
James Peers, Chief Financial Officer	$63,511	17,941
Colin Heffron, President	$138,570	39,144
Ronald Levi, Chief Operation Officer	$904,035	255,377
J. Christopher Giancarlo, Executive Vice President	$34,642	9,786
Executive Officer Group	$34,642	9,786
Non-Executive Director Group	$80,316	22,688
All Employees Group (excluding Executive Officers)	$5,632,218	1,591,022

Total	$7,003,409	1,978,364

The Board unanimously recommends a vote "FOR" the approval of the Amendment to the GFI Group Inc. 2008 Equity Incentive Plan.

 EXECUTIVE OFFICERS

        In addition to Messrs. Gooch and Heffron, who are members of the Board and whose biographical information is set forth above, our executive officers, their respective ages and positions and certain other information with respect to each of them are as follows:

Name	Age	Position(s)
J. Christopher Giancarlo	49	Executive Vice President—Corporate Development
Ronald Levi	47	Chief Operating Officer
James Peers	58	Chief Financial Officer
Scott Pintoff	38	General Counsel and Corporate Secretary

        J. Christopher Giancarlo, Executive Vice President, Corporate Development, joined our Company in April 2001 following our acquisition of Fenics, where he structured strategic alliances with major investment banks. Prior to joining Fenics in 2000, Mr. Giancarlo was a corporate partner in the New York law firm of Brown Raysman Millstein Felder & Steiner, LLP from 1997 to 2000.

        Ronald Levi, Chief Operating Officer. Mr. Levi became our Chief Operating Officer in May 2006. Prior to becoming Chief Operating Officer, Mr. Levi held the position of Managing Director—Europe since January 2004. Mr. Levi joined our Company in 1993 and was appointed to the position of Managing Director in 2001. Prior to joining our Company, Mr. Levi was the Director of Fixed Income at Garban plc.

        James Peers, Chief Financial Officer, joined our Company in August 2002. Prior to joining our Company, Mr. Peers was a Senior Vice President at Bank One in Chicago from 1999 to 2001 where he held various positions, including Corporate Controller. He also was the Chief Financial Officer for Rabobank International in New York and a Senior Vice President—Corporate Development for Canadian Imperial Bank of Commerce in New York. Mr. Peers is a Certified Public Accountant and Chartered Accountant and was a partner at Ernst & Young where he spent 18 years working in their Toronto and Chicago offices.

        Scott Pintoff, General Counsel and Corporate Secretary, joined our Company in April 2000. Prior to assuming the duties of General Counsel in April 2002, Mr. Pintoff was GFI's Associate General Counsel. Before joining our Company, he was an associate with the law firm of Dewey Ballantine LLP from 1996 to 2000.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

        In this section, we discuss certain aspects of our compensation policies as they apply to our principal executive officer, our principal financial officer, and our three other most highly-compensated executive officers in 2008. We refer to these five persons throughout as the "named executive officers." Our discussion focuses on compensation and policies relating to the year ended December 31, 2008, which was our most recently completed fiscal year. For 2008, our Compensation Committee has determined that Messrs. Gooch, Heffron, Levi, Peers, Giancarlo and Pintoff are our executive officers. These executive officers also comprise our Global Strategy Committee.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

        Our executive compensation program is designed to drive and reward superior corporate performance on an annual basis and, through increasing stockholder value, over the long-term. We try to ensure that total compensation is internally equitable and externally competitive by meeting the following core objectives:

  •
  Performance based:  A substantial portion of the total compensation for each named executive officer is intended to be variable and delivered on a pay-for-performance basis, considered in light of general economic and specific regional, company, industry and competitive conditions. We also believe that executive compensation should reflect achievement of Company goals established for our executive officers at the beginning of the fiscal year, as well as reflect specific achievements by such individuals over the course of the year.

  •
  Alignment with Stockholders:  The compensation program is intended to increase executive stock ownership over time and align executive interests with the interests of stockholders.

  •
  Competitive:  Due to the intensely competitive nature of the inter-dealer brokerage industry, we are committed to providing total compensation opportunities that are close to the "median" of GFI's peer group (described below) when warranted by Company results, business unit results and individual contribution. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain the most talented and dedicated executives possible.

  •
  Flexible:  The executive compensation program is designed to be flexible as business conditions, competition for executives and stockholder requirements change and/or are modified.

  •
  Clear and understandable:  The executive compensation program is designed and will be managed in a way that achieves ongoing clarity and understanding, using quantitative measures of achievement whenever possible; we want our named executive officers to understand the basis for compensation decisions.

COMPETITIVE POSITIONING AND PEER GROUP SELECTION

        We strive to maintain the highest levels of performance within the inter-dealer broker industry. To attain this high level of performance, we require the leadership and services of experienced managers with extensive knowledge of our markets, customers and employees. The pool of high-quality candidates who can provide effective leadership and strategic vision in our industry, and who can drive the performance of a significant area of our business, is smaller than the sum of our leadership needs and those of our competitors, resulting in significant competition for available executives. We consider our named executive officers who manage our brokerage operations to be an invaluable resource. We believe that it is imperative that our compensation packages for our named executive officers remain attractive and competitive in comparison to other firms in our industry.

        One of the primary objectives of our executive compensation program, therefore, is to deliver compensation close to the "median" of the Company's peer group when warranted by Company results, business unit results and individual contribution. We believe that information regarding pay practices at other firms in our industry, when available, is useful in two respects. First, as discussed above, we recognize that our pay practices must be competitive in our marketplace because we directly compete with the companies in our peer group to hire executive talent. By targeting named executive officer compensation to the compensation practices and levels of the Company's peer group, the Company enhances its ability to attract and retain a highly skilled and motivated executive leadership team, which is fundamental to the Company's growth and delivery of value to stockholders. Second, this marketplace information is one of the many factors we consider in assessing the reasonableness of compensation, particularly for our Chief Executive Officer, President and Chief Operating Officer.

        Providing compensation at this "median" guidepost will be achieved through the combination of a base salary set at competitive levels and incentive compensation, awarded with respect to both annual and long-term periods, which in the aggregate, will offer an opportunity for total compensation to be paid at the median of GFI's peer group. For pay comparison purposes, GFI reviews its compensation levels against companies in the institutional intermediation industry, including inter-dealer brokers and exchanges. The Compensation Committee reviews the companies that comprise the Company's peer group on a periodic basis and will make changes when these companies merge or are acquired, or when they make acquisitions or sell businesses that substantially change their industry designation. In 2008, the Company did not believe it was necessary to update the survey which benchmarked the compensation paid by the Company's peer group to their executive officers and non-executive directors. In 2007, the last year in which the Compensation Committee conducted the survey, the peer group consisted of the Chicago Board of Trade, CME Group Inc., eSpeed, Inc., ICAP plc, IntercontinentalExchange, Inc., International Securities Exchange Holdings, Inc., Investment Technology Group, Inc., Jeffries Group, Inc., MarketAxess Holdings, Inc., The NASDAQ Stock Market Inc., Knight Capital Group, Inc., New York Mercantile Exchange, Inc., NYSE Euronext, Inc. and Tullet Prebon plc. The Company uses the median of this peer group's aggregate pay elements to target its compensation levels.

COMPOSITION OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS

        The key components of our named executive officer compensation program are base salary, annual cash incentive compensation and long-term equity compensation. In addition, our named executive officers have the opportunity to participate in our Company-wide benefit plans and to receive certain personal benefits, as described below.

        Base Salary.    The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Base salaries for our named executive officers are reviewed and approved annually by the Compensation Committee. When setting base salaries, the Compensation Committee considers the executive's role and responsibilities, the recommendations of our Chief Executive Officer, any existing contractual commitments set forth in the employment agreements of the executive and external competitive demands. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our named executive officers accounts for less than half of their overall compensation. In 2008, the base salaries paid to our named executive officers ranged from approximately 19% to 46% of the total cash and equity compensation received by such officers.

        The Compensation Committee generally has not adjusted the base salaries for our named executive officers following their annual review unless an executive has been appointed to a new position or taken new responsibilities or, if the Compensation Committee deems it necessary to remain competitive with the Company's peer group. Except for Mr. Gooch, the base salaries of our named executive officers were unchanged in 2008. Mr. Gooch received a base salary increase in March 2008 to $950,000 in order to bring it more in line with the base salaries of the chief executive officers of the Company's primary inter-dealer competitors. For 2009, Mr. Gooch agreed to reduce his base salary to $850,000 in light of the current market conditions. The base salaries of our other named executive officers will be unchanged from 2008 as we believe the current salary levels are appropriate based on the officers' roles, responsibilities, experience and contributions to the Company.

        Annual Incentive Compensation.    Annual incentive compensation for named executive officers in 2008 was comprised of a cash bonus under our 2004 Senior Executive Annual Bonus Plan and an annual grant of restricted stock units under our 2008 Equity Incentive Plan.

        The 2004 Senior Executive Annual Bonus Plan, administered by the Compensation Committee, provides a significant portion of the total compensation paid to our named executive officers. The plan was established in 2004 and provides for payments of cash bonuses to our executive officers and the executive officers of our subsidiaries. The plan is designed to reward our named executive officers through additional cash compensation for their contributions toward the improved profitability and growth of our Company. The maximum amount of compensation that may be paid under the plan to any participant for any single year is $5,000,000. Awards pursuant to the plan may be based upon the satisfaction of performance goals established by the Compensation Committee. Performance goals may, in the Compensation Committee's discretion, be based on any performance criteria the Compensation Committee elects to use, either alone or in any combination. The Compensation Committee may also grant awards to participants under the plan on a discretionary basis for outstanding performance without the attainment of any specified performance targets. Cash bonus awards are contingent upon employment with the Company through the payment date. For 2009, any bonuses for our executive officers will be made pursuant to the Company's 2008 Senior Executive Annual Bonus Plan, which was approved by the Company's stockholders in June 2008.

        The annual equity grants to our named executive officers were made pursuant to the 2008 Equity Incentive Plan. This plan is administered by the Compensation Committee and permits the grant of non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and performance units. Since January 2005, we have granted only restricted stock units to our named executive officers under the Company's equity incentive plans. Generally, grants to named executive officers vest over time, typically one-third each year over a three-year period and, in each case, are subject to the terms and conditions of a separate grant agreement with the named executive officer. However, the Compensation Committee has occasionally modified the vesting schedule of an award in circumstances where the award is intended to facilitate greater retention of a key employee or to recognize exceptional performance.

        Compensation Committee Determinations and Relevant Factors.    For the fiscal year ended December 31, 2008, the Compensation Committee evaluated the performance of our named executive officers and determined the cash bonuses and restricted stock unit grants to be made to such executives pursuant to the 2004 Senior Executive Annual Bonus Plan and the 2008 Equity Incentive Plan,

respectively. When determining the amount of bonus and incentive compensation to be paid for 2008, the Committee reviewed and considered the following information:

  •
  A self-evaluation of the Chief Executive Officer, as well as feedback from the full Board, gathered by the Chair of the Compensation Committee, regarding the performance of the Chief Executive Officer for 2008;

  •
  The Chief Executive Officer's review and evaluation of each other named executive officer, addressing individual performance and the results of operations of the business areas and departments for which such executive had responsibility, which the Compensation Committee discussed with the Chief Executive Officer;

  •
  The financial performance of the Company and other companies in the inter-dealer brokerage industry with which we compete, including (i) the total relative stockholder return and price to earnings ratio of the Company and our competitors and (ii) the revenues, earnings per share and contribution margin achieved by the Company in 2008;

  •
  The Company's success in attaining key operating objectives, such as growth or maintenance of market position, increasing revenues, development of new products, technologies and marketplaces, completing and integrating acquisitions, meeting established goals for net income and earnings per share and maintenance of, and development of new, customer relationships;

  •
  Total compensation, as well as each element of compensation, paid to the named executive officers, including the Chief Executive Officer, for the current and prior two years; and

  •
  Total proposed compensation, as well as each element of proposed compensation, for 2008, taking into account the recommendations of the Chief Executive Officer.

        The following factors significantly influenced the total amount of cash bonus and annual restricted stock unit grants approved by the Compensation Committee for each named executive officer:

  •
  The Compensation Committee considered the significant role of our named executive officers in guiding the Company's response to the following events: (i) the significant upheaval in the financial markets in 2008, including the credit crisis, significant losses reported by banks and other market participants from mortgage-backed and other debt securities and several high profile bankruptcies of financial service firms, (ii) unprecedented government intervention in the capital markets and (iii) consolidation in the dealer community;

  •
  The Company's net income and earnings per share declined 44% and 45%, respectively, over 2007, although revenues grew 4.6%;

  •
  The Company's stock price decreased by approximately 85% during 2007;

  •
  Individual performance level and contributions toward achievement of strategic goals and financial and operating results;

  •
  The Company's successful acquisition and integration of Trayport Limited and the opening of offices in Dublin, Dubai and Santiago;

  •
  The Company's continuing development and strategic deployment of technology and electronic trading platforms to the Company's brokerage operations, including the introduction of EnergyMatch® to certain North American energy markets; and

  •
  The pay practices of the Company's peer group.

        Taking into account all of the information described above, the Compensation Committee evaluated the performance of our Chief Executive Officer and determined his cash bonus and equity incentive compensation, assessed current levels of responsibility, achievements and contributions during the year for each other named executive officer and approved the following 2008 bonus and annual equity incentive compensation for our named executive officers:

Name	Cash	Restricted Stock Units(1)	Total ($)
Michael Gooch	$700,000	—	$700,000
James Peers	$350,000	$300,000 (114,855 units)	$650,000
Colin Heffron	$900,000	$700,000 (267,994 units)	$1,600,000
Ron Levi	$800,000	$700,000 (267,994 units)	$1,500,000
J. Christopher Giancarlo	$200,000	$150,000 (57,427 units)	$350,000

(1)
Represents the dollar value of the restricted stock unit award approved by the Compensation Committee as part of the named executive officer's annual incentive compensation for 2008. The restricted stock units were granted on March 31, 2009. As described below, the number of restricted stock units granted to each named executive officer was determined by dividing the total dollar value designated by the Compensation Committee to be paid to the officer in restricted stock units by the average of the closing prices of our Common Stock over the first two-week period in the month of March.

        Form of Payment.    Consistent with our compensation philosophy, annual incentive compensation for all of our named executive officers for 2008, with the exception of Mr. Gooch, was comprised of a cash bonus under our 2004 Senior Executive Annual Bonus Plan and an annual grant of equity compensation under our 2008 Equity Incentive Plan. Due to Mr. Gooch's existing significant equity interest in the Company, Mr. Gooch's annual incentive compensation for 2008 did not include an equity component. It is the Company's intention that all named executive officers be paid with a combination of cash and equity incentive compensation in the future. With the exception of Mr. Gooch, the equity component represented 43% to 47% of the total annual incentive compensation and 19% to 30% of total compensation (including, for this purpose, base salary) and was paid out entirely in restricted stock units under the 2008 Equity Incentive Plan. In compliance with our share-based awards granting policy, the restricted stock units were granted on March 31, 2009 and approximately 33% of those restricted stock units will vest on each of the first, second and third anniversaries of the date of grant respectively, subject to the terms and conditions of the applicable award agreements. The number of restricted stock units granted to each named executive officer was determined by dividing the total dollar value designated by the Compensation Committee to be paid out to the officer in restricted stock units by the average of the closing prices of our Common Stock over the first two-week period in the month of March.

        Long-Term Incentive Compensation.    In 2008, Mr. Levi received a grant of restricted stock units in connection with his execution of a new employment agreement. Other than the RSUs granted to Mr. Levi in connection with his employment agreement and the RSUs that were part of such named executive officer's annual incentive compensation, as discussed above, the Compensation Committee did not grant long-term incentive compensation awards to our named executive officers in 2008. The Compensation Committee determined that these RSUs and the other equity awards and shares held by our named executive officers adequately motivated them to create stockholder value.

        Other Compensation.    Historically, we have provided certain of our named executive officers with perquisites and other personal benefits that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete, especially for executives who perform services abroad as expatriates. However, we do not generally provide pension arrangements, post-retirement health coverage or similar benefits to our executive officers or employees. The primary perquisites we provide are housing subsidies, insurance premiums, moving assistance and /or transportation. The Company maintains corporate apartments that are available for use by employees, including our named executive officers, for business purposes, when traveling for business or as temporary housing in the case of relocation. During 2008, Mr. Levi received housing subsidies while he was performing duties for the Company abroad. In addition, we provide each of Mr. Gooch and Mr. Heffron with the use of a car and a driver for business purposes, which may be used by them from time to time for personal transportation. We believe that these additional benefits assist our executives in performing their duties and provide time efficiencies for our executives. All present and future practices regarding perquisites and other personal benefits for our named executive officers will be subject to periodic review by our Compensation Committee. For a discussion of potential severance payments to our named executive officers, see the section titled "Potential Payments upon Termination or Change-in-Control" contained herein.

        We do offer medical, dental, life insurance and short-term disability to all employees on a non-discriminatory basis. We provided each of our executive officers with an excess liability insurance policy that provides additional liability protection for which the premiums were less than $3,500 for each officer.

OTHER GUIDELINES AND PROCEDURES AFFECTING COMPENSATION FOR NAMED EXECUTIVE OFFICERS

        Share-Based Compensation—Procedures Regarding Committee Approval and Delegation of Authority.    The Compensation Committee approves all grants of stock-based compensation to our Chief Executive Officer and all of our other executive officers, including each of our named executive officers, who are subject to Section 16(b) of the Exchange Act.

        For 2008, the Compensation Committee delegated to each of our Chief Executive Officer and President the authority to make and approve specific awards to employees, other than those who are executive officers, from a pre-determined pool of equity based awards. While the Compensation Committee may delegate specific grant-making authority to the Chief Executive Officer or President (except with respect to the senior officers described above), the Committee reviews such grants and oversees the administration of the program. For 2008, the Compensation Committee approved a pool of restricted stock unit awards to be available for grant to non-executive officers with a dollar value (measured as of each applicable grant date) not to exceed $33 million. For 2009, the Compensation Committee also has approved a pool of restricted stock unit awards with a dollar value (measured as of each applicable grant date) not to exceed $33 million, which will be available for grant only to non-executive officers.

        Share-Based Compensation—Procedures Regarding Timing and Pricing of Awards.    It is the policy of the Company and the Compensation Committee that all grants of share-based awards to our named executive officers must be appropriately authorized, calculated, approved and granted. Our policy is to make grants of equity-based compensation only at current market prices or based on pre-determined average prices for a fixed period preceding the grant date. It is also our policy to make grants only on the last day of a month. With regard to annual grants to our named executive officers that form part of their annual incentive compensation, it is our policy to make such grants on the last day of the month in which any annual cash bonus is paid to the executive.

        Our granting policy is designed to make stock awards in a manner such that they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of awards to new executives in coordination with the release of material non-public information and, instead, these grants, like all other grants, have grant dates corresponding to the last day of the month in which such grant was approved.

        We follow the same procedures regarding the timing of grants to our named executive officers as we do for all other participants.

        Role of Executive Officers and Compensation Consultants in Determining Executive Compensation.    The Compensation Committee oversees the administration of executive compensation plans, including the design, performance objectives and factors, and award opportunities for the executive incentive programs, and certain employee benefits. The Compensation Committee has the authority to determine and approve all compensation and awards to our Chief Executive Officer and makes recommendations to the full Board with regard to the compensation and awards for all other members of our Global Strategy Committee. Our Chief Executive Officer, President and Chief Financial Officer assist the Compensation Committee in making their recommendations with regard to the compensation and awards for the non-CEO members of our Global Strategy Committee. The Chief Executive Officer reviews, evaluates and discusses the performance of each member of our Global Strategy Committee with the Compensation Committee and provides his own recommendations regarding the bonus and incentive compensation to be paid to each such executive. As previously discussed, the Compensation Committee also approves the size of the pool of stock-based awards to be granted to other employees, but delegates to the Chief Executive Officer and the President the authority to make and approve specific awards to employees other than executive officers. Executive officers do not otherwise determine or make recommendations regarding the amount or form of executive or director compensation.

        In determining total compensation and allocating the elements of total compensation for our named executive officers, individually and as a group, the Compensation Committee is periodically assisted by a compensation consultant, retained by the Compensation Committee. During 2008, the Compensation Committee engaged the firm of Watson Wyatt Worldwide ("Watson Wyatt"), as outside compensation consultants, to advise the Compensation Committee on certain matters related to the compensation of the Company's executive officers, including the design and implementation of the Company's 2009 Executive Officer Bonus Program and the Company's 2008 Equity Incentive Plan and related grants. In 2007, Watson Wyatt assisted the Compensation Committee in building the peer group discussed herein and performed the survey which benchmarked the compensation paid by the Company's peer group to their non-executive directors and executive officers. The Compensation Committee considered the pay practices of the Company's peer group in determining the amount of bonus and incentive compensation to be paid to the Company's executive officers for 2008.

        Equity Compensation Retention Guidelines.    The Compensation Committee has adopted an Equity Compensation Retention Guideline for our executive officers, including our named executive officers, to help ensure they maintain an economic stake in the Company. The guidelines provide that all executive officers with retained equity compensation holdings with a market value of greater than $500,000 cannot sell more than 30% of the vested shares they received from the lapse of restricted stock units or the exercise of stock options in any single quarter. The guidelines provide that the Chief Executive Officer can exercise his discretion to allow an exception to these guidelines in exceptional circumstances where an executive has a particular need for portfolio diversification or liquidity.

TAX CONSIDERATIONS

        Tax Deductibility.    It is the Compensation Committee's intent that all incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. Section 162(m) of the Code imposes limits on the amount of compensation paid to named executive officers that can be deductible in any particular year unless such compensation is eligible for deduction under Code Section 162(m). At this time, all compensation we paid to the named executive officers is intended to be deductible under Code Section 162(m).

        For 2009, the Compensation Committee has changed the manner in which they will determine bonus compensation for our named executive officers. The Company believes that these changes, including the use of an incentive bonus pool for executive officers as set forth in our 2009 Executive

Officer Bonus Program, will allow the bonus compensation paid to our executive officers to qualify as "performance-based" compensation under Code Section 162(m). Pursuant to the 2009 Executive Officer Bonus Program, the Compensation Committee will establish a bonus pool from which all participants in the Bonus Program will be paid subject to the attainment of the pre-determined performance criteria to be determined by the Compensation Committee not later than 90 days after the beginning of each year. The amount of the total bonus pool for the calendar year is determined by taking a pre-determined formula based on the Company's results of operations for the year. Each year, the Compensation Committee will determine the maximum bonus amounts payable to each executive officer covered by the Bonus Program assuming the attainment of the performance or other criteria used for the establishment of the pool. At the end of the performance period, the Compensation Committee will be required to determine if the performance criteria have been met by the Company and certify the same before any bonus is actually paid. The Bonus Program gives the Compensation Committee the right, in its sole discretion, to reduce the amount to be paid based upon that Committee's assessment of the participant's individual performance or for any other reason. The Bonus Program does not permit the Compensation Committee to increase a bonus payment above the objectively-determined amount.

        Excise Taxes on Parachute Payments.    We consider the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our named executive officers, which might have the effect of frustrating the purpose(s) of such compensation. Code Sections 280G and 4999 provide, respectively, that any "excess parachute payments" made in connection with a change-in-control of the Company will be nondeductible by the Company and will result in a 20% excise tax to the recipient. Each of our named executive officers, other than Mr. Gooch, have employment agreements that provide for the payment of benefits if their employment is terminated in certain circumstances following a change-in-control. We may also enter into a similar agreement with Mr. Gooch in the future. In the event that any of our named executive officers were to receive an "excess parachute payment" under their existing employment agreements, such agreements do not provide for any tax protection for them in the form of a gross-up payment.

        Deferred Compensation.    Amounts that are deferred or which become vested under our nonqualified deferred compensation programs after December 31, 2004 are subject to Code Section 409A, which imposes restrictions on the timing of elections to defer income, and the time and form of payment of deferred compensation. Failure to comply with Code Section 409A results in accelerated income inclusion for the recipient of deferred compensation, as well as a 20% additional tax and additional interest penalties. We believe that our plans and employment agreements that are subject to Code Section 409A comply with Code Section 409A.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

        Submitted by the Compensation Committee of the Board:

John Ward, Chair
Geoffrey Kalish

SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning all compensation earned for the years ended December 31, 2008 and 2007 by our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers of the Company (other than the Chief Executive Officer and Chief Financial Officer) serving as of December 31, 2008 and 2007 (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Gooch	2008	900,000	700,000	431,937	—	155,503	2,187,440
Chief Executive Officer	2007	650,000	700,000	388,600	—	116,935	1,855,535
James Peers	2008	350,000	350,000	288,964	—	2,093	991,057
Chief Financial Officer	2007	350,000	500,000	271,886	—	1,572	1,123,458
Colin Heffron	2008	700,000	900,000	2,022,819	—	123,429	3,746,248
President	2007	700,000	1,300,000	1,554,454	52,802	108,739	3,715,995
Ronald Levi	2008	600,000	800,000	561,077	—	417,908	2,378,985
Chief Operating Officer	2007	644,897	1,150,000	342,080	20,305	258,638	2,415,920
J. Christopher Giancarlo	2008	300,000	200,000	144,134	—	2,093	646,227
Executive Vice President	2007	294,167	275,000	111,346	—	1,572	682,085

(1)
Represents the base salary paid to such named executive officer for 2008 and 2007, respectively.

(2)
Represents the cash portion of the annual incentive compensation paid to such named executive officer for 2008 and 2007, respectively.

(3)
Represents the compensation expense incurred by the Company during 2008 and 2007, respectively, under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("FAS 123R"), for outstanding restricted stock units that were granted during, or prior to, those years.

(4)
Represents the compensation expense incurred by the Company during 2008 and 2007, respectively, under FAS 123R, for outstanding options that were granted during, or prior to, those years, as part of such named executive officer's annual incentive compensation. For further information on our accounting for share-based compensation, including the assumptions used, see notes 2 and 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(5)
The amount shown as "all other compensation" includes the following:

Name	Year	Insurance(a)	Automobile and Driver(b)	Relocation Expenses(c)	Retirement Plan Contributions(d)	Personal Security(e)	Housing Expenses(f)	Tuition(g)
Michael Gooch	2008	$3,479	$125,211	—	—	$26,813	—	—
	2007	$1,572	$89,488	—	—	$25,875	—	—
James Peers	2008	$2,093	—	—	—	—	—	—
	2007	$1,572	—	—	—	—	—	—
Colin Heffron	2008	$3,100	$120,329	—	—	—	—	—
	2007	$1,572	$107,167	—	—	—	—	—
Ronald Levi	2008	$2,093	—	—	—	—	$345,975	$69,840
	2007	$1,572	—	$37,168	$6,081	—	$162,400	$51,417
J. Christopher Giancarlo	2008	$2,093	—	—	—	—	—	—
	2007	$1,572	—	—	—	—	—	—

  (a)
  We offer term life insurance to all U.S. employees in an amount equal to two times total compensation up to a maximum benefit of $1.5 million and in the U.K. equal to four times base salary up to a maximum benefit of 470,400 GBP. The premium cost for this coverage is paid by the Company. In addition, during 2008, the Company paid the premiums for certain excess liability insurance for each of the Named Executive Officers.

  (b)
  Mr. Gooch and Mr. Heffron are provided with the use of a dedicated car and driver. Although the Company provides this benefit to enhance the security and efficiency of travel of Mr. Gooch and Mr. Heffron, SEC rules require that costs of commuting and other use not directly and integrally related to our business be disclosed as compensation to the executive. The amounts reported above are the portion of the annual lease valuation or depreciation, if applicable, annual driver compensation, fuel, maintenance and parking allocated to commuting or other personal use.

  (c)
  Represents amounts paid for the relocation of Mr. Levi to the United States in 2007. Included in such amounts are the costs of moving personal items, storage and travel expenses for members of their families.

  (d)
  Represents matching contributions to the Company's defined contribution plans in the U.K.

  (e)
  The Company provides security in certain circumstances for Mr. Gooch. We do not consider any such security costs to be personal benefits since these costs arise from the nature of the Mr. Gooch's employment by the Company. However, the SEC requires certain security costs to be reported as personal benefits, such as the costs of residential security; security provided for commuting to/from work; and security provided during personal travel. The amounts reported are the allocated portion of the total cost paid by the Company for security services and personnel. Total employment costs for security personnel are allocated based on good-faith estimates of the percentage of time security personnel spend in activities we believe would be characterized under applicable rules as personal, such as providing security for commuting and personal travel. For security contractors, the cost is the actual incremental cost of such contractors associated with the executive's personal time.

  (f)
  Represents amounts paid for housing expenses while a named executive officer was performing duties for the Company abroad.

  (g)
  Represents amounts paid for tuition for the schooling of children of a named executive officer while such officer was performing duties for the Company abroad.

        In accordance with applicable securities laws, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $10,000 or 10% of the total of annual salary and bonuses for the officer for such year.

GRANT OF PLAN-BASED AWARDS

        The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2008.

Name	Grant Date(1)	Approval Date(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value(4)
Michael Gooch, Chairman of the Board and Chief Executive Officer	3/31/2008	1/22/2008	32,620	467,282
James Peers, Chief Financial Officer	3/31/2008	1/22/2008	17,941	257,005
Colin Heffron, President	3/31/2008	1/22/2008	39,144	560,738
Ronald Levi,	3/31/2008	1/22/2008	32,620	467,282
Chief Operating Officer	9/30/2008	8/13/2008	222,757	1,049,185
J. Christopher Giancarlo, Executive Vice President—Corporate Development	3/31/2008	1/22/2008	9,786	140,184

(1)
Pursuant to the Company's policies, the grant date for any award is the last day of the month in which the award is to be granted.

(2)
Except for the grant of RSUs to Mr. Levi on September 30, 2008, represents the date that the Compensation Committee approved the dollar value of the share-based compensation component of such named executive officers annual incentive compensation. On August 13, 2008, the Compensation Committee approved a grant of RSUs to Mr. Levi in connection with his execution of an employment agreement on August 20, 2008.

(3)
Except for the grant of RSUs to Mr. Levi on September 30, 2008, represents restricted stock units granted in 2008 to such named executive officers as the share-based compensation component of such named executive officers annual incentive compensation for 2007. The manner in which the Company determines the number of restricted stock units that are granted is discussed in detail in this Proxy Statement under the caption "Compensation Discussion and Analysis."

(4)
Represents the fair value in accordance with the Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" of the awards as of the grant date. For further information on our accounting for share-based compensation, including the assumptions used, see notes 2 and 13 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table sets forth certain information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2008.

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael Gooch,	—	—	—	—	11,144	39,450
Chairman of the Board	—	—	—	—	18,345	64,941
and Chief Executive Officer	—	—	—	—	32,620	115,475
James Peers,	—	—	—	—	7,960	28,178
Chief Financial Officer	—	—	—	—	13,103	46,385
	—	—	—	—	17,941	63,511
Colin Heffron,	42,108	—	2.97	Feb 1, 2014	25,472	90,171
President	52,632	—	5.25	Feb 1, 2014	38,003	134,531
	—	—	—	—	320,000	1,132,800
	—		—	—	39,144	138,570
Ronald Levi,	210,528	—	2.97	Jan 1, 2014	11,144	39,450
Chief Operating Officer	36,844	—	2.38	Apr 3, 2010	23,587	83,498
	—	—	—	—	32,620	115,475
	—	—	—	—	222,757	788,560
J. Christopher Giancarlo,	112,000	—	2.97	June 30, 2014	3,184	11,271
Executive Vice President—	—	—	—	—	7,601	26,908
Corporate Development	—	—	—	—	9,786	34,642

(1)
As of December 31, 2008, the unvested restricted stock units for each of our named executive officers were due to vest on the following dates:

  Mr. Gooch—11,144 on January 31, 2009, 9,035 on March 31, 2009 and 9,310 on March 31, 2010, 10,764 on March 31, 2009, 10,765 on March 31, 2010 and 11,091 on March 31, 2011.

  Mr. Peers—7,960 on January 31, 2009 (Mr. Peers had previously elected to defer the receipt of these shares until September 1, 2011), 6,453 on March 31, 2009 and 6,650 on March 31, 2010 (Mr. Peers had previously elected to defer the receipt of these shares until September 1, 2012), 5,920 on March 31, 2009, 5,921 on March 31, 2010 and 6,100 on March 31, 2011 (Mr. Peers had previously elected to defer the receipt of these shares until September 1, 2013).

  Mr. Heffron—25,472 on January 31, 2009, 18,718 on March 31, 2009, 19,285 on March 31, 2010, 80,000 on April 30, 2009, 80,000 on April 30, 2010, 80,000 on April 30, 2011, 80,000 on April 30, 2012, 12,917 on March 31, 2009, 12,918 on March 31, 2010 and 13,309 on March 31, 2011.

  Mr. Levi—11,144 on January 31, 2009, 11,617 on March 31, 2009 and 11,970 on March 31, 2010, 10,764 on March 31, 2009, 10,765 on March 31, 2010 and 11,091 on March 31, 2011, 73,509 on August 31, 2009, 73,510 on August 31, 2010 and 75,738 on August 31, 2011.

  Mr. Giancarlo—3,184 on January 31, 2009, 3,744 on March 31, 2009 and 3,857 on March 31, 2010, 3,229 on March 31, 2009, 3,229 on March 31, 2010 and 3,328 on March 31, 2011.

(2)
Based on the closing market price of our Common Stock on December 31, 2008 of $3.54 per share.

OPTION EXERCISE AND STOCK VESTED

        The following table sets forth certain information concerning options exercised and restricted stock units that vested during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)(3)
Michael Gooch, Chairman of the Board and Chief Executive Officer	—	—	43,039		865,315
James Peers, Chief Financial Officer	—	—	—	(4)	—
Colin Heffron, President	—	—	124,185	(5)	1,769,784
Ronald Levi, Chief Operating Officer	—	—	30,377		575,484
J. Christopher Giancarlo, Executive Vice President—Corporate Development	8,000	103,911	10,743		205,662

(1)
We computed the dollar amount realized upon exercise by multiplying the number of shares times the difference between the market price of the underlying shares at exercise and the exercise price of the options.

(2)
Amount represents the number of shares of Common Stock and the value realized upon vesting before any tax withholding due to such vesting.

(3)
We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

(4)
On January 25, 2008, 15,240 RSUs vested with a value of $326,746. Mr. Peers had previously deferred the receipt of these shares until September 1, 2010. On January 31, 2008, 7,964 RSUs vested with a value of $175,606. Mr. Peers had previously deferred the receipt of these shares until September 1, 2011. On March 31, 2008, 6,453 RSUs vested with a value of $92,471. Mr. Peers had previously deferred receipt of these shares until September 1, 2012.

(5)
In addition to the above, on January 25, 2008, 30,476 RSUs vested with a value of $653,329. Mr. Heffron had previously deferred the receipt of these shares until January 9, 2009.

NON-QUALIFIED DEFERRED COMPENSATION

        We do not maintain any non-qualified deferred compensation plans. The Company permits employees, on an individual basis, to elect to defer the receipt of Common Stock deliverable upon the vesting of restricted stock units. If elected, the number of shares of Common Stock otherwise deliverable to such employee on the vesting date will be delivered at a future date selected by such employee. Therefore, the value of the deferred compensation ultimately depends on the value of the Company's Common Stock. The following table sets forth information as of December 31, 2008 with respect to the dollar value of certain shares of Common Stock issuable upon the vesting of restricted stock units for which our named executive officers have elected to defer receipt upon vesting.

Name	Executive Contributions During 2008(1)	Aggregate Balance at December 31, 2008(1)
James Peers	$63,511	$375,923	(2)

(1)
Based on the closing market price of our Common Stock on December 31, 2008 of $3.54 per share.

(2)
This amount represents RSUs with a value of $237,849 that have vested and RSUs with a value of $138,074 are due to vest on future dates.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        We have entered into certain agreements with our named executive officers and maintain certain plans that may require us to provide compensation to such executives in the event of a qualifying termination of their employment or a change-in-control of the Company. To receive severance benefits following a change-in-control, the employment agreements with our named executive officers specify that there must be two triggering events, a change-in-control of the Company and a subsequent termination of the executive officer's employment without cause or by the named executive officer for good reason. Such triggering events were designed to achieve the Company's dual interest in retention and minimizing the potential cost to the Company of a change-in-control. The double-trigger ensures that we will become obligated to make payments under the change-in-control provisions contained in the employment agreements of certain of our named executive officers only if their employment actually terminates as a result of the change-in-control. In addition, the Company has agreed to pay a Stay Bonus (as described below) to one of its Named Executive Officers that is intended to ensure the Company has the benefit of his continued service in the period leading up to a change-in-control and for a period of six months following such change-in-control.

        Disability Agreement with Chief Executive Officer.    On December 30, 2004, we entered into an agreement (the "Disability Agreement") regarding our obligations to Mr. Gooch, our Chief Executive Officer, if he is terminated following a permanent disability. "Permanent disability" is defined as Mr. Gooch's physical or mental illness, disability or impairment that prevents Mr. Gooch from continuing the performance of his normal duties and responsibilities for a period in excess of six consecutive months. A written determination of two qualified physicians shall be conclusive evidence of whether a "permanent disability" has occurred.

        This agreement provides that if Mr. Gooch is terminated due to his "permanent disability" then he (or his personal representative, as the case may be) shall be entitled to receive the following benefits:

  •
  salary and bonus continuation for the three year period following the termination date, at a rate equal to the rate of his base salary and bonus for the last full fiscal year immediately preceding such termination (including the cash value of any equity awards in such year), and

  •
  coverage under our medical, dental and life insurance plans for the three year period following the termination date on the same terms as such plans are made available to our most senior salaried officers generally.

        Assuming Mr. Gooch's employment was terminated as of December 31, 2008 by reason of a "permanent disability", as defined in the Disability Agreement, Mr. Gooch would have been entitled to receive approximately $4,442,424 in salary and bonus continuation. The cash value of the equity portion of his annual incentive compensation for 2008 was calculated using the closing price of our Common Stock on December 31, 2008, which was $3.54. In addition, the continuation of insurance, described above, would be valued at approximately $45,930 based on the historical cost of such benefits during 2008.

        Employment Agreement with President.    We entered into an employment agreement with Colin Heffron, our President, on April 30, 2007. This agreement continues until December 31, 2010, unless earlier terminated in accordance with its terms, and automatically renews for one-year periods unless the parties deliver notice of their desire not to renew for a subsequent term. Pursuant to the terms of this agreement, Mr. Heffron is entitled to an annual base salary of $700,000 and a discretionary bonus as may be determined by the Compensation Committee. In addition, Mr. Heffron will be entitled to certain fringe benefits, for which the Company, in its discretion, shall not have to pay in excess of $110,000 per year.

        This agreement provides for severance payments to Mr. Heffron in the event that (i) his employment is terminated by the Company for any reason other than for "cause" or (ii) Mr. Heffron terminates his employment with the Company (a) for "good reason" or (b) following notice from the Company that his agreement will not be renewed following the end of the term. The terms "cause" and "good reason" are defined in the agreement. The severance amount in these situations will include (i) accrued but unpaid base salary and expenses with respect to the period prior to termination, (ii) any unpaid bonus for the prior year, if any, that the Company has declared earned, and (iii) a cash payment equal to (a) two times the sum of Mr. Heffron's annual base salary (three times annual base salary in the event the termination occurs within one year following a change-in-control, as defined in the agreement) plus (b) two times the average annual bonus earned during the two most recently completed fiscal years. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Heffron under the Company's medical plans for two years following termination. Finally, any restricted stock units or stock options that have been granted to Mr. Heffron that are subject to vesting based solely on Mr. Heffron's continued employment that are then unvested shall immediately vest upon such a termination and, if applicable, become exercisable and shall generally remain exercisable for a period of three months following the date of termination.

        This agreement also provides for severance payments to Mr. Heffron in the event that his employment is terminated by the Company by reason of his death or disability. The term "disability" is defined in the Agreement. The severance amount following termination by reason of death or disability includes (i) a cash payment equal to Mr. Heffron's annual bonus from the prior year pro-rated based on the number of days Mr. Heffron has been employed in the year of such termination, (ii) any accrued but unpaid base salary and expenses with respect to the period prior to termination, and (iii) any unpaid bonus for the prior year, if any, that the Company has declared earned. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Heffron under the Company's medical plans for two years following termination.

        This agreement also contains post-termination restrictions on certain competitive activities. During the term of his employment and for a period of up to twenty-four months following his termination of employment, Mr. Heffron is subject to both a non-competition and non-solicitation (of customers and Company employees) covenant.

        Assuming Mr. Heffron's employment was terminated as of December 31, 2008, (i) without "cause", as defined in the employment agreement, (ii) by Mr. Heffron for "good reason" as defined in the employment agreement, or (iii) following notice from the Company that his contract will not be renewed following the end of the term, Mr. Heffron would have been entitled to receive approximately $4,835,000, which is comprised of a lump sum payment of two times Mr. Heffron's annual base salary, plus two times the average annual bonus earned during the two most recently completed fiscal years. In the case such termination occurred within one year following a change-in-control, Mr. Heffron would have been entitled to receive an additional $700,000, representing an additional year of Mr. Heffron's annual base salary. Mr. Heffron would also be entitled to continuation of health coverage for two years, as described above, which would be valued at approximately $27,600 based on the historical cost of such benefits during 2008. Finally, 422,619 restricted stock units held by Mr. Heffron that were unvested as of December 31, 2008 would have become vested and all vested stock options would generally remain exercisable for a period of three months following termination. The value of those options that were in the money (calculated on the difference between our stock price on December 31, 2008 and the exercise price of each option) would have been $24,000 and the value of these restricted stock units would have been $1,496,071.

        Assuming Mr. Heffron's employment was terminated by the Company as of December 31, 2008 by reason of his death or disability, Mr. Heffron would be entitled to receive approximately $1,900,000, which is comprised of a cash payment equal to Mr. Heffron's annual bonus from the prior year pro-rated based on the number of days Mr. Heffron had been employed in the year of such termination. Such amount would also include any accrued but unpaid base salary and expenses. Mr. Heffron would also be entitled to continuation of health coverage for two years, as described above, which would be valued at approximately $27,600 based on the historical cost of such benefits during 2008.

        Employment Agreement with Chief Financial Officer.    We entered into an employment agreement with James Peers, our Chief Financial Officer, on November 18, 2002. This agreement has an indefinite term, subject to termination of the agreement by either party upon six months notice. Mr. Peers is currently paid an annual salary of $350,000 and his employment agreement provides for continued participation in all compensation and benefit plans.

        Mr. Peers' employment agreement provides for the payment of benefits if we terminate his employment without "cause", as defined in the agreement. Upon such termination, Mr. Peers would be entitled to receive:

  •
  a salary continuation benefit for a period of up to six months, which would be reduced by any portion of the notice period in which he is not requested to work and

  •
  an amount in lieu of discretionary bonus equal to (x) such bonus, if any, paid for the fiscal year immediately preceding the year in which employment is terminated, multiplied by (y) a fraction, the numerator of which is the number of days of employment during the fiscal year in which employment was terminated, and the denominator of which is 365.

        This agreement also provides that upon resignation with "good reason" within six months following a "change-in-control", Mr. Peers will generally be entitled to receive the following benefits:

  •
  a lump sum payment in an amount equal to twelve months base salary, minus applicable withholdings and deductions;

  •
  the cost of maintaining health and dental insurance coverage for the earlier of six months after the termination of employment or until he secures new employment;

  •
  all employee or incentive stock options granted to him which are outstanding and unexercised on the date of termination of employment will become fully vested and such stock options will continue to be exercisable at any time within the one year period following the date of termination; and

  •
  an amount in lieu of discretionary bonus equal to (x) such bonus, if any, paid for the fiscal year immediately preceding the year in which such employment is terminated, multiplied by (y) a fraction, the numerator of which is the number of days of employment during the fiscal year in which employment was terminated, and the denominator of which is 365.

        The terms "good reason" and "change-in-control" are defined in the agreement.

        The agreement requires Mr. Peers to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of employment.

        Assuming Mr. Peers' employment was terminated as of December 31, 2008, without "cause", as defined in the agreement, and without any notice period during which Mr. Peers did not work, Mr. Peers would have been entitled to receive approximately $175,000 in salary continuation. In addition, Mr. Peers would have been entitled to a payment of $500,000 in lieu of a discretionary bonus.

        Assuming Mr. Peers resigned for "good reason" as of December 31, 2008 following a "change-in-control" in the prior six months, Mr. Peers would have been entitled to a lump sum payment of $850,000, which is comprised of the lump sum payment of twelve months salary and the payment in lieu of a discretionary bonus described above. In addition, the continuation of insurance for six months, described above, would be valued at approximately $6,900 based on the historical cost of such benefits during 2008. Mr. Peers does not currently have any stock options.

        Employment Agreement with Chief Operating Officer.    We entered into an employment agreement with Ronald Levi, our Chief Operating Officer, on August 20, 2008. This agreement continues until July 31, 2010, unless earlier terminated in accordance with its terms, and automatically renews for one-year periods unless the parties deliver notice of their desire not to renew for a subsequent term. Pursuant to the terms of this agreement, Mr. Levi is entitled to an annual base salary of $600,000 and a discretionary bonus as may be determined by the Compensation Committee, provided that Mr. Levi's total compensation, including equity grants, shall not be less than $2,700,000 during each calendar-year period during the term, pro-rated for any partial calendar years during the Term. The amount of such guaranteed compensation is contingent upon the Company achieving certain predetermined objective performance criteria. In addition, Mr. Levi is entitled to certain fringe benefits, not to exceed $400,000 per year.

        The agreement also provides for severance payments to Mr. Levi in the event that (i) his employment is terminated by the Company for any reason other than for "cause" or (ii) Mr. Levi terminates his employment with the Company for "good reason". The terms "cause" and "good reason" are defined in the agreement. The severance amount in these situations will include (i) accrued but unpaid base salary and expenses with respect to the period prior to termination, (ii) any unpaid bonus for the prior year, if any, that the Company has declared earned, and (iii) a cash payment equal to the remaining guaranteed compensation, if any, payable under the agreement. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Levi under the Company's medical plans for twelve months following termination. Finally, any restricted stock units or stock options that have been granted to Mr. Levi that are subject to vesting based solely on Mr. Levi's continued employment that are then unvested shall immediately vest upon such a termination and, if applicable, become exercisable and shall generally remain exercisable for a period of three months following the date of termination. Mr. Levi's agreement does not provide for any additional severance payments in the event his employment is terminated following a change-in-control.

        This agreement also provides for severance payments to Mr. Levi in the event that his employment is terminated by the Company by reason of his death or disability. The term "disability" is defined in the Agreement. The severance amount following termination by reason of death or disability includes (i) a cash payment equal to a pro-rated portion of the guaranteed compensation payable for the year in which such termination occurs based on the number of days Mr. Levi has been employed in the year of such termination, (ii) any accrued but unpaid base salary and expenses with respect to the period prior to termination, and (iii) any unpaid bonus for the prior year, if any, that the Company has declared earned. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Levi under the Company's medical plans for two years following termination.

        This agreement contains post-termination restrictions on certain competitive activities. During the term of his employment and for a period of up to twelve months following his termination of employment, Mr. Levi is subject to both a non-competition and non-solicitation (of customers and Company employees) covenant.

        Assuming Mr. Levi's employment was terminated as of December 31, 2008, (i) without "cause", as defined in the employment agreement or (ii) by Mr. Levi for "good reason" as defined in the employment agreement, Mr. Levi would have been entitled to receive approximately $5,150,000, which is comprised of a lump sum payment of the amount of the remaining guaranteed compensation under the agreement. Mr. Levi would also be entitled to continuation of health coverage for one year, as described above, which would be valued at approximately $14,142 based on the historical cost of such benefits during 2008. Finally, 290,108 restricted stock units held by Mr. Levi that were unvested as of December 31, 2008 would have become vested and all vested stock options would generally remain exercisable for a period of three months following termination. The value of those options that were in the money (calculated on the difference between our stock price on December 31, 2008 and the exercise price of each option) would have been $162,924 and the value of these restricted stock units would have been $1,026,982.

        Assuming Mr. Levi's employment was terminated by the Company as of December 31, 2008 by reason of his death or disability, Mr. Levi would be entitled to receive approximately $875,000, which is comprised of a cash payment equal to pro-rated portion of the guaranteed compensation payable for the year of such termination. In addition, Mr. Levi will be paid any accrued but unpaid base salary and expenses. Mr. Levi would also be entitled to continuation of health coverage for two years, as described above, which would be valued at approximately $28,284 based on the historical cost of such benefits during 2008.

        Employment Agreement with Executive Vice President.    We entered into an employment agreement with J. Christopher Giancarlo, our Executive Vice President of Corporate Development, on March 26, 2007. This agreement continues until February 28, 2010, unless earlier terminated in accordance with its terms, and automatically renews for one-year periods unless the parties deliver notice of their desire not to renew for a subsequent term. Pursuant to the terms of this agreement, Mr. Giancarlo is entitled to an annual base salary of $300,000 and a discretionary bonus as may be determined by the Compensation Committee.

        This agreement provides for a lump sum cash payment of $1,000,000 (the "Stay Bonus") upon the occurrence of a "change-in-control". If Mr. Giancarlo voluntarily terminates his employment during the six (6) month transition period following a change-in-control for any reason other than due to the assignment of duties materially inconsistent with his duties and responsibilities immediately prior to the change in control, Mr. Giancarlo will be required to repay the Stay Bonus. The term "change-in-control" is defined in the agreement.

        The agreement also provides for severance payments to Mr. Giancarlo in the event that (i) his employment is terminated by the Company for any reason other than for "cause" or (ii) Mr. Giancarlo terminates his employment with the Company for "good reason". The terms "cause" and "good reason" are defined in the agreement. The severance amount in these situations will include (i) accrued but unpaid base salary and expenses with respect to the period prior to termination and (ii) a cash payment equal to the greater of (a) the sum of Mr. Giancarlo's annual base salary and the average annual bonus (consisting of both cash and equity components) earned during the two most recently completed fiscal years and (b) the sum of the amount of Mr. Giancarlo's base salary that would be payable through the end of the remaining term and a prorated portion of the average annual bonus. In the event the termination occurs within one year following a 'change-in-control', as defined in the agreement, the severance amount would be equal to two times Mr. Giancarlo's annual base salary plus a prorated portion of the average annual bonus based on the number of days that have elapsed as of the date of termination during the relevant calendar year. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Giancarlo under the Company's medical plans for the longer of the remainder of the term or one year following termination. Finally, any restricted stock units that have been granted to Mr. Giancarlo as part of any annual bonus shall immediately vest.

        This agreement also provides for severance payments to Mr. Giancarlo in the event that his employment is terminated by the Company by reason of his death or disability. The term "disability" is defined in the Agreement. The severance amount following termination by reason of death or disability includes (i) a cash payment equal to Mr. Giancarlo's annual bonus from the prior year pro-rated based on the number of days Mr. Giancarlo has been employed in the year of such termination, (ii) any accrued but unpaid base salary and expenses with respect to the period prior to termination, and (iii) any unpaid bonus for the prior year, if any, that the Company has declared earned. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Giancarlo under the Company's medical plans for one year following termination.

        This agreement also contains post-termination restrictions on certain competitive activities. During the term of his employment and for a period of up to twelve months following his termination of employment, Mr. Giancarlo is subject to both a non-competition and non-solicitation (of customers and Company employees) covenant.

        Assuming Mr. Giancarlo's employment was terminated as of December 31, 2008, (i) without "cause", as defined in the employment agreement or (ii) by Mr. Giancarlo for "good reason" as defined in the employment agreement, Mr. Giancarlo would have been entitled to receive approximately $700,000, which is comprised of a lump sum payment of Mr. Giancarlo's annual base salary for the remainder of the term, plus the average annual bonus earned during the two most recently completed fiscal years. In the case such termination occurred within one year following a change-in-control, Mr. Giancarlo would have been entitled to receive $950,000, which is comprised of a lump sum payment of two years of Mr. Giancarlo's base salary plus the average annual bonus. In addition, Mr. Giancarlo would be entitled to continuation of health coverage for the remainder of the term, as described above, which would be valued at approximately $16,100 based on the historical cost of such benefits during 2008. Finally, 20,571 restricted stock units held by Mr. Giancarlo that were unvested as of December 31, 2008 would have become vested and all vested stock options would generally remain exercisable for a period of three months following termination. The value of those options that were in the money (calculated on the difference between our stock price on December 31, 2008 and the exercise price of each option) would have been $63,840 and the value of these restricted stock units based on the closing price of our common stock on December 31, 2008 would have been $72,821.

        Assuming Mr. Giancarlo's employment was terminated by the Company as of December 31, 2008 by reason of his death or disability, Mr. Giancarlo would be entitled to receive approximately $350,000, which is comprised of a cash payment equal to Mr. Giancarlo's annual bonus from the prior year pro-rated based on the number of days Mr. Giancarlo had been employed in the year of such termination. Such amount would also include any accrued but unpaid base salary and expenses. Mr. Giancarlo would also be entitled to continuation of health coverage for one year, as described above, which would be valued at approximately $13,800 based on the historical cost of such benefits during 2008.

        Equity Compensation Plans.    Our Board may, in its discretion, determine if there should be accelerated vesting, cash outs or other adjustments to all or any grants made pursuant to either the 2004 Plan or the 2008 Plan in the event of a change-in-control. Accordingly, unless so determined by the Board or as otherwise provided in individual employment agreements or grant agreements, the vesting of restricted stock units will not accelerate in connection with a change-in-control or other business combination. All outstanding options previously granted under prior compensation plans are currently vested.

COMPENSATION OF DIRECTORS

DIRECTOR COMPENSATION

        The following table provides certain summary information concerning all compensation earned for the year ended December 31, 2008 by our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)
Geoffrey Kalish	3,500	178,444	(1)	—	181,944
John Ward	97,000	79,649	(2)	—	176,649
Marisa Cassoni	19,000	187,883	(3)	—	206,883

(1)
Represents the compensation expense incurred by the Company during the fiscal year ended December 31, 2008 under FAS 123R for restricted stock units, which included (i) 2,932 restricted stock units granted on January 31, 2006 with a fair value of $40,014 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant, (ii) 2,560 restricted stock units granted on January 31, 2007 with a fair value of $40,947 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant and (iii) 6,864 restricted stock units granted on January 31, 2008 with a fair value of $151,368 on the date of grant that vested on December 31, 2008.

(2)
Represents the compensation expense incurred by the Company during the fiscal year ended December 31, 2008 under FAS 123R for restricted stock units, which included (i) 2,932 restricted stock units granted on January 31, 2006 with a fair value of $40,014 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant, (ii) 2,560 restricted stock units granted on January 31, 2007 with a fair value of $40,947 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant and (iii) 2,384 restricted stock units granted on January 31, 2008 with a fair value of $52,573 on the date of grant that vested on December 31, 2008.

(3)
Represents the compensation expense incurred by the Company during the fiscal year ended December 31, 2008 under FAS 123R for restricted stock units, which included (i) 2,932 restricted stock units granted on January 31, 2006 with a fair value of $40,014 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant (ii) 2,560 restricted stock units granted on January 31, 2007 with a fair value of $40,947 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant and (iii) 7,292 restricted stock units granted on January 31, 2008 with a fair value of $160,807 on the date of grant that vested on December 31, 2008.

        Messrs. Gooch and Heffron, our Chief Executive Officer and President, are not compensated for their service as directors. All directors are reimbursed for any expenses incurred in attending Board and Board Committee meetings.

        The Board, upon the recommendation of its Compensation Committee, has adopted a compensation policy for non-executive directors (the "Policy"). Pursuant to the Policy, our non-executive directors are eligible to receive compensation comprised of (i) a cash retainer, (ii) meeting/chairperson fees, and (iii) an annual grant of restricted stock units. In the fiscal year ended December 31, 2008, each director who was not an executive of the Company received an annual retainer of $50,000 plus $1,000 for each Board meeting attended. Each non-executive director who is a member of a Board Committee also received $1,000 for each Board Committee meeting attended. In addition, the Chair of the Audit Committee received an additional annual fee of $20,000 and the Lead

Non-Executive Director and each of the Chairs of the Compensation Committee and the Risk Policy Committee received an additional annual fee of $10,000.

        The Policy provides that each non-executive director may elect to receive all or a portion of his/her cash retainer, meeting or chairperson fees in either cash, restricted stock units or a combination of both, provided that any election to receive restricted stock units must be made prior to the beginning of each year. Cash payments will be paid in quarterly installments in arrears. If a non-employee director elects to receive all or a portion of his/her fees and retainers in the form of restricted stock units, such restricted stock units will be granted in January of each year and will be based on the average of the closing prices of the our Common Stock during the last two-week period in the month of grant and vest on December 31st of the year of grant. We estimate the number of meetings for the year in order to determine the value of restricted stock units that will be granted. If such estimates fall short of the actual number of meetings, we pay any additional fees owed to non-executive directors in cash. If a director attends fewer meetings than the number estimated, such additional fees paid in restricted stock units will reduce the number of restricted stock units to be granted to such director the following year on a dollar for dollar basis.

        The Policy also provides that if there are any changes in the Chairmanship of any Committee that results in excess fees having been paid to a director during any year, then such excess fees will reduce the number of restricted stock units to be granted to such director the following year on a dollar for dollar basis. If such director no longer serves as a member of the Board in the following year, then the Compensation Committee may, in its discretion, require or waive the repayment of such excess fees.

        In 2008, Messrs. Kalish and Ms. Cassoni elected to receive all of their cash retainer, meeting and chairperson fees in the form of restricted stock units. Therefore, we estimated the number of meetings to be held by the Board and each committee during fiscal 2008 and, as set forth in the table above and the related footnotes, we granted 31,692 and 30,154 restricted stock units to Mr. Kalish and Ms. Cassoni, respectively, on January 31, 2008. The cash payments in "Fees Earned or Paid in Cash" for Mr. Kalish and Ms. Cassoni reflect fees earned for additional meetings that were attended in 2008 that were not included in our estimates at the time of grant, and in the case of Ms. Cassoni, also represents certain additional fees paid for her service on a Special Committee of our Board as described below.

        Pursuant to the Policy, non-executive directors are also entitled to receive annual grants of restricted stock units. Annual grants are calculated by dividing $50,000 by the average of the closing prices of the Company's Common Stock over the last two-week period in the month of grant. The date of grant shall be determined by the Compensation Committee. The restricted stock unit grants are subject to the terms and conditions of a separate grant agreement and the GFI Group Inc. 2008 Equity Incentive Plan. Grants shall become unrestricted and vest on December 31 in the year of the grant.

        The Policy provides that new non-executive directors that are appointed or elected to the Board will be granted a number of restricted stock units equal to $50,000 divided by the average of the closing prices of the Company's Common Stock over the last two-week period in the month of such appointment or election, unless otherwise determined by the Compensation Committee. Such grants will be made on the last day of the month in which the non-executive director joins the Board and thirty-three, thirty-three and thirty-four percent of these restricted stock units shall vest on each of the first, second and third anniversaries of the date of grant, respectively.

        As described in the section "Board Committees", during 2008, the Board formed a Special Committee. Each of the members of the Special Committee received $10,000 for their service on the Special Committee. The table above includes the fees paid to the members of the Special Committee in 2008.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

        Our Board adopted a non-executive director stock ownership guideline to encourage stock ownership by non-executive directors and to align non-executive directors' interests with those of our stockholders. These guidelines state that non-executive directors must maintain the ownership of 6,800 shares of our Common Stock and that such level of ownership shall be achieved within three years of becoming a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of our Compensation Committee are Messrs. Ward and Kalish. Mr. Kalish replaced Mr. MacDonald on the Compensation Committee following Mr. MacDonald's resignation from the Compensation Committee in July 2008. None of Messrs. Ward, Kalish or MacDonald is, nor have they been, an employee or officer of the Company. During fiscal 2008, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 407(e) of Regulation S-K. During fiscal 2008, none of the Company's executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information relating to the only entities that, as of April 1, 2009, (other than as set forth under "Security Ownership of Directors and Executive Officers" below) are known to us to be the beneficial owners of more than five percent of our Common Stock:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
Entities Affiliated with Jersey Partners Inc. 1111 Route 110 Suite 327-328 Farmingdale, NY 11735	51,069,672	(1)	43.3%
FMR LLC 82 Devonshire Street Boston, MA 02109	11,818,713	(2)	9.9%

(1)
Includes 50,825,560 shares of Common Stock held directly by Jersey Partners. Also includes 5,264 shares of Common Stock held by Magnetic Management LLC. Magnetic Management LLC is a wholly-owned subsidiary of Jersey Partners. Also includes 238,848 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

(2)
This information was derived from a Schedule 13G filed with the SEC on February 12, 2009 by FMR LLC.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information, as of April 1, 2009, with respect to the beneficial ownership of our Common Stock by: (i) each director; (ii) each of the Named Executive Officers; and (iii) all executive officers and directors as a group. Each person listed below can be reached at our headquarters located at 55 Water Street, New York, NY 10041.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Michael Gooch(1)(2)	52,013,492	44.1%
James Peers(3)	—	*
Colin Heffron(4)	409,270	*
Ronald Levi(5)	302,589	*
J. Christopher Giancarlo(6)	129,310	*
Geoffrey Kalish	21,825	*
John Ward	26,493	*
Marisa Cassoni	48,857	*
All executive officers and directors as a group (9 persons)(7)	52,970,900	44.7

*
Less than 1%

(1)
Includes all shares of Common Stock beneficially owned by the entities affiliated with Jersey Partners as described in footnote (2) below. Mr. Gooch controls the voting and disposition of these shares through his ownership of approximately 70% of the outstanding common stock of Jersey Partners. Also includes 54,336 shares of Common Stock which are held for the benefit of Mr. Gooch's wife, 1,320 shares of Common Stock owned by Mr. Gooch's children and 42,104 shares of Common Stock which are held by the Gooch Investment Trust. Mr. Gooch disclaims beneficial ownership with respect to these shares.

(2)
Includes 50,825,560 shares of Common Stock held directly by Jersey Partners. Also includes 5,264 shares of Common Stock held by Magnetic Management LLC. Magnetic Management LLC is a wholly-owned subsidiary of Jersey Partners. Also includes 238,848 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

(3)
Does not include 87,522 shares of Common Stock that were issuable upon the vesting of restricted stock units for which Mr. Peers has previously deferred receipt.

(4)
Does not include any of the shares of our company owned by Jersey Partners. Mr. Heffron owns approximately 5% of the outstanding common stock of Jersey Partners. Includes 80,000 shares of Common Stock, before any tax withholding that will be calculated on the vesting date, issuable upon the vesting of restricted stock units that are scheduled to vest within 60 days of April 1, 2009. Also includes 94,740 shares of Common Stock issuable upon exercise of options that are currently exercisable.

(5)
Includes 247,372 shares of Common Stock issuable upon exercise of options that are currently exercisable. In addition, Mr. Levi holds options to purchase 189,472 shares of our issued and outstanding Common Stock currently held by Jersey Partners. These options are currently exercisable.

(6)
Also includes 1,140 shares of Common Stock owned by Mr. Giancarlo's children living in his home. Mr. Giancarlo disclaims beneficial ownership of these shares. Includes 112,000 shares of Common Stock issuable upon exercise of options that are currently exercisable.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2008, with respect to the Common Stock that may be issued under our existing equity compensation plans. The table shows the number of securities to be issued under compensation plans that have been approved by stockholders and those that have not been so approved. The footnotes and other information following the table are intended to provide additional detail on the compensation plans. All of the Company's compensation plans have been approved by its stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	976,056	$3.27	7,632,541	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	976,056	$3.27	7,632,541

(1)
Includes information solely relating to stock options. There are no warrants or rights outstanding.

(2)
The number of securities remaining available for future issuance under equity compensation plans has been reduced by the number of shares underlying restricted stock units that have been granted, but have not vested, as of December 31, 2008. Such restricted stock units vest and are settled in unrestricted Common Stock in installments over a period of time. We allow employees to elect to have us withhold shares of Common Stock to satisfy minimum statutory tax withholding obligations arising on the vesting and settlement of restricted stock units. Any shares withheld by us for tax withholdings or that are not issued as a result of the conditions to vesting not being met will become available for future issuance under the 2008 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and any persons who own more than 10% of the Common Stock, to file reports of initial ownership of the Common Stock and subsequent changes in that ownership with the SEC and furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal 2008 all Section 16(a) filing requirements were complied with.

 AUDIT COMMITTEE REPORT

        The members of the Audit Committee have been appointed by the Board and the Audit Committee is governed by a charter, which has been approved and adopted by the Board and is reviewed and reassessed annually by the Audit Committee.

        The Audit Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the Company's independent auditor(s), (3) the performance of the Company's internal audit function and (4) the Company's systems of disclosure controls and procedures, external financial reporting and internal control over financial reporting.

        The Audit Committee has the sole authority to appoint or replace the Company's independent auditors, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of the Company's independent auditor and, in addition, reviewed and pre-approved all services provided during 2008.

        Management is responsible for the preparation and integrity of the Company's financial statements. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2008 and met with both management and the Company's independent auditors to discuss those financial statements, including the critical accounting policies on which the financial statements are based. Management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") regarding the independent auditors' communication with the Audit Committee concerning their independence and discussed their independence. The Audit Committee also discussed with the external auditors any matters required to be discussed under the generally accepted auditing standards of the PCAOB, including, among other things, those matters related to the conduct of the audit of the Company's consolidated financial statements and those matters required to be discussed under Statement on Auditing Standards No. 114.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

AUDIT COMMITTEE

Marisa Cassoni, Chair
Geoffrey Kalish
John Ward

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

        Jersey Partners Inc. ("Jersey Partners") is a guarantor of our obligations under our lease for office space at 100 Wall Street, New York, New York 10005, where we currently lease approximately 37,000 square feet pursuant to a lease that expires on September 30, 2013, unless earlier terminated in accordance with the terms of the lease.

        In 2008, the Company reimbursed Jersey Partners for approximately $300,000 of legal expenses incurred in connection with certain litigation in which the Company and Jersey Partners have a common interest.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

        We recognize that transactions with related parties may present potential or actual conflicts of interest. Therefore, it has been our practice to have our independent directors review the terms and conditions of any transactions that might be considered a "related party transaction". Such transactions, if any, are reviewed to determine if the transaction is on terms comparable to those that could be obtained in arms' length dealings with an unrelated third party. Any transactions that might be considered "related party transactions" must be approved by our Audit Committee, as set forth in the Audit Committee's Charter.

DIRECTOR INDEPENDENCE

        The information regarding Director Independence is set forth under the heading "MATTERS RELATING TO CORPORATE GOVERNANCE, THE BOARD AND BOARD COMMITTEES" above.

OTHER MATTERS

        At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR
THE 2010 ANNUAL MEETING

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2010 Annual Meeting must do so no later than December 22, 2009. In addition, any proposal to be included in the Company's proxy materials must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act and the applicable provisions of the Company's Certificate of Incorporation or Second Amended and Restated Bylaws (as so amended, the "Bylaws"). Such proposals should be delivered personally to, or mailed to and received by the Secretary of the Company at the address below.

        Requirements for Stockholder Proposals to be Brought Before the 2010 Annual Meeting.    In accordance with Article II, Section 2.7 of the Company's Bylaws, in order for stockholder nomination or other matter to be properly brought before the 2010 Annual Meeting by a stockholder, such matter must have been specified in a written notice given by a stockholder of record on the record date for such meeting, which conforms to the requirements of Article II, Section 2.7 of the Bylaws and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting first made. Any such proposal shall also comply with the applicable provisions of the Company's Certificate of Incorporation or Bylaws.

ACCESS TO PROXY MATERIALS AND VOTING

        As previously noted, the Company is making this Proxy Statement and any associated materials available to stockholders via the internet. The Notice that was mailed to each stockholder as of the Record Date contains instructions on how to access this Proxy Statement. Instructions for voting via the internet or by telephone were set forth in the Notice and are also set forth on the proxy card. Stockholders whose shares of Common Stock are registered in their own names may vote via the internet or by telephone, or if proxy materials were mailed to such stockholder, by mailing a completed proxy card. If your shares of Common Stock are registered in the name of a bank or brokerage firm or other nominee, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares of Common Stock per your instructions. Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time, on June 10, 2009.

REPORTS

        This Proxy Statement and all of the Company's filings with the SEC are also available on the Company's website at http://www.gfigroup.com.

By order of the Board of Directors

Scott Pintoff Corporate Secretary

GFI Group Inc.
55 Water Street
New York, New York 10041
April 21, 2009

Appendix A

FIRST AMENDMENT TO THE GFI GROUP INC.
2008 EQUITY INCENTIVE PLAN

        This First Amendment (this "First Amendment") to the 2008 Equity Incentive Plan (the "Plan") of GFI Group Inc. (the "Company") has been deemed advisable and has been adopted pursuant to the terms of Section 10.1 of the Plan by the Company's Board of Directors, subject to stockholder approval. Terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

        1.    Amendments to the Plan.

    a)
    The first sentence of Article 4.1 of the Plan is hereby amended by deleting "8,250,000" and substituting "14,900,000" therefor.

    b)
    The last sentence of Article 6.8 of the Plan is hereby amended by deleting "1,000,000" and substituting "2,000,000" therefor.

        2.    The Plan.    In all other respects the Plan is ratified and shall, as so changed by this First Amendment, continue in full force and effect.

* * * * *

A-1

GFI Group Inc.
55 Water Street
New York, NY 10041

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000023633_1 R2.09.03.17 55 Water STREET NEW YORK, NY 10041 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 1. Election of Directors Nominees 1a Geoffrey Kalish 1b Frank Fanzilli The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 The ratification of the appointment of Deloitte & Touche LLP as independent auditor. 3 The approval of an amendment to the GFI Group Inc. 2008 Equity Incentive Plan (the "2008 Plan") to (i) increase the number of shares available for the grant of awards under the 2008 Plan by 6,650,000 shares and (ii) increase the maximum number of shares that may be granted as awards subject to performance goals under the 2008 Plan to any person in any one year by 1,000,000 shares. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000023633_2 R2.09.03.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com . Proxy - GFI GROUP INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on June 11, 2009 at 10:00 a.m. E.D.T. The undersigned stockholder of GFI Group Inc. (the "Company") hereby appoints Michael Gooch, Scott Pintoff and J. Christopher Giancarlo and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, NY 10281 at 10:00 a.m. Eastern Daylight Time on June 11, 2009 and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on April 13, 2009 in accordance with the directions indicated herein. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2009
PROXY STATEMENT
VOTING SECURITIES
I. ELECTION OF DIRECTORS
MATTERS RELATING TO CORPORATE GOVERNANCE, THE BOARD AND BOARD COMMITTEES
II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
III. APPROVAL OF AN AMENDMENT TO THE GFI GROUP INC. 2008 EQUITY INCENTIVE PLAN
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
OTHER MATTERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
ACCESS TO PROXY MATERIALS AND VOTING
REPORTS
FIRST AMENDMENT TO THE GFI GROUP INC. 2008 EQUITY INCENTIVE PLAN